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THIS AGREEMENT is made the 23 day of April 1999.

1        PARTIES

1.1 Alterproof Ltd. whose registered office is at 22/23 Widegate Street, London, E1 7HX ("the Company")

1.2 Burlington Chamber and James Ltd whose registered office is at Salisbury House, 31 Finsbury Circus, London EC2M5QQ ("the Subscriber" which expression shall where the context so admits include its successors and assigns)

1.3 Terence Roger Hewett of 335 Ware Road, Hertford, Herts SG13 7EL, and Edward Marcus Rennick of 11 Oast Court, Yalding, Maidstone, Kent, ME18 6JY ("the Warrantors")

2        RECITALS

2.1 The Company is a private company limited by shares and at the date of this agreement has an authorised share capital of pound sterling 10,000 divided into 10,000 Ordinary shares of pound sterling 1.00 each of which 1,500 have been issued fully paid and are registered in the names of the Warrantors and short details of the Company are set out in
         Schedule 1.

2.2 The Company is the beneficial owner (directly or indirectly) of the whole of the issued share capital in each of the companies listed in
         Schedule 2 ("the Subsidiaries"). The Subsidiaries are the only subsidiaries of the Company.

2.3 The Company has agreed to grant to the Subscriber an option to subscribe for all the 8,500 unissued ordinary shares of pound sterling 1 each of the Company on the terms of this Agreement.

NOW IT IS AGREED as follows:

3        DEFINITIONS AND INTERPRETATION

3.1 In this agreement and in the Schedules (unless the context otherwise requires) the following words and expressions shall have the following meanings:

3.1.1    "the Accounting Date" means 31ST October 1997.

3.1.2 "Agreed Form" means in relation to any document the draft of that document which is either annexed to this agreement or which has been initialled by the Vendors' Solicitors and the Purchaser's Solicitors by way of identification.

3.1.3    "Associate" means in relation to any Vendor:

3.1.3.1  His issue spouse brother sister or parent or

3.1.3.2 Any Company with which he or any of his relatives as detailed in 3.1.3:1 above is or may be associated or

3.1.3.3 Any partnership of which he is a member and for the purposes of 3.1.3.2 above "associated" shall have the meaning ascribed to it in the Companies Act 1985 Section 346

3.1.4. "The Audited Accounts" means the audited consolidated accounts of the Company and the Subsidiaries for the period to the Accounting Date (a copy of which has been attached to the Disclosure Letter) comprising inter alia a balance sheet profit and loss accounts of the Company and the Subsidiaries for the accounting reference period ended on the Accounting Date, notes, auditors

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                  and directors' reports and where required by usual practice a statement of the source and application of funds.

         3.1.5    CAA 1990 means the Capital Allowances Act 1990.

         3.1.6 "the Companies Act" means the Companies Acts 1985 and 1989 the Company Securities (Insider Dealing) Act 1985 and the Companies Consolidation (Consequential Provisions) Act 1985 and the Financial Services Act 1986.

         3.1.7 "the Completion Date" means the date of actual completion of the matters provided for in clause 7.1 and Completion shall be construed accordingly.

         3.1.8 the Disclosure Letter means the letter and its annexures dated with today's date delivered immediately before the execution of this agreement and addressed by the Warrantors' Solicitors to the Subscribers' Solicitors disclosing and various matters relative to the Warranties and the Tax Deed and the Indemnities comprising Clause 9.

         3.1.9 'Group Company' means the Company and (as the context requires) the Subsidiaries and each or any of them

         3.1.10   'ICTA 1988' means the Income and Corporation Taxes Act 1988

         3.1.11   'IHTA 1984' means the Inheritance Tax Act 1984

         3.1:12 'Incumbrance' means any mortgage charge (whether fixed or floating) pledge lien option right of pre-emption right of retention of title or any other form of security interest or any obligation (including any conditional obligation) to create any of the same

         3.1:13 'Loan' means the loan of pound sterling 500,000 to be granted by the Subscriber to the Company pursuant to Clause 4 of this Agreement.

         3.1:14 'Management Accounts' means the unaudited profit and loss accounts of the Company and the Subsidiaries for the period ended on 28th February 1999 and the unaudited balance sheets of the Company and the Subsidiaries as at that date ( a copy of which has been attached to the Disclosure letter )

         3.1:15 'Options' means the put and call options granted by Clause 5 of this Agreement.

         3.1:16 'the Properties means the leasehold properties short particulars of which are contained in Parts 1 and 11 of
                  Schedule 3 and 'Property' shall mean any of them

         3.1:17 'the Subscriber's Solicitor' means T.G. Nathan of Biofarm Inc. Salisbury House, 31 Finsbury Circus London EC2M 5QQ.

         3.1:18 'the Revenue' means all fiscal authorities (national municipal or local) whether of the United Kingdom or elsewhere

         3.1:19 'the Shares' means the 8500 unissued Ordinary Shares of pound sterling 1 each in the share capital of the Company

         3.1:20 'SSAP' means any Statement of Standard Accounting Practice in force at the Accounting Date

         3.1:21 'Taxation' or "Tax" means any form of taxation duty levy impost charge national insurance or other similar contribution whether created or imposed by any governmental state federal local municipal or other body and whether in the United Kingdom or elsewhere

         3.1:22 'the Tax Deed' means the tax deed referred to in clause 7.1:2.7 below

         3.1:23   'TCGA 1992' means the Taxation of Chargeable Gains Act 1992

         3.1:24   'VATA 1983' means the Value Added Tax Act 1983

         3.1:25 'the Group' means the Company and all or any of its Subsidiaries

         3.1.26 'the Company's Solicitors' means Bignalls of 3 De Walden Court, 85 New Cavendish Street, London, W1.

         3.1.27 'the Warranties' means the representations warranties and undertakings given by the Warrantors referred to in Clause 8 and Schedule 5.

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         3.1.28   'the Supplemental Disclosure Letter' means the letter and its annexures delivered immediately before completion of this Agreement giving details of any matters which have occurred between this Agreement and Completion.

3.2 Expressions in the singular shall include the plural and in the masculine shall include the feminine and vice versa and reference to persons shall include corporations and vice versa.

3.3 References to any statute or statutory provision shall be construed as references to such statute or statutory provision as respectively amended or re- enacted or as their operation is modified by any other Statute or statutory provision (whether before or after the date of this agreement) and shall include any provisions of which they are re-enactments (whether with or without modification) and shall include subordinate legislation made under the relevant statute as of today's date.

3.4 References to recitals clauses and schedules are references to recitals and clauses of and schedules to this agreement.

3.5 All obligations expressed to be given or entered into by the Warrantors or resulting from the execution of or breach of the provisions of this agreement (including without limitation any of the warranties proving to be untrue or misleading or being breached) shall be deemed to be given undertaken or entered into by them jointly and severally.

3.6 Expressions defined in ICTA 1988 TCGA 1992 or in the Companies Acts shall wherever used in this agreement have the meanings given to them in the relevant statute (unless the context otherwise requires) and in any case of any inconsistency the defined terms used in this Agreement shall prevail.

3.7 The headings used in this agreement are inserted for convenience only and shall not affect its construction or interpretation.

3.8      The Schedules form part of this agreement.


4        LOAN

4.1 Immediately following the execution of this Agreement the Subscriber will advance to the Company the sum of pound sterling 500,000 by telegraphic transfer to the Company's account no: 36262684 with National Westminster Bank Plc, Branch, 1 Princes Street London EC2R 8PA sort code no: 60-00-01 and on execution of this Agreement the Company will execute a Loan Note in the Agreed Form.


5        OPTIONS

5.1 In consideration of the Subscriber advancing the Loan to the Company, the Company grants to the Subscriber an Option to subscribe and the Subscriber grants to the Company an Option to require it to subscribe, to the shares fully paid at the subscription price of pound sterling
         1.00 per share, totalling pound sterling 8,500. The Shares will rank equally in all respects with the existing issued ordinary shares in the Company as at the date of Completion.

5.2 The exercise of the options is subject to the conditions set out in Clause 6, following the fulfilment of which to the reasonable satisfaction of the

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         Subscriber, either the Subscriber or the Company
         may exercise their Option at any time by notice in writing to the other.

5.3 The Subscriber hereby irrevocably applies to the Company for the allotment and issue to it of the Shares and authorises the Company to apply pound sterling 8,500 of the principal amount of the loan in and towards payment of the subscription price for the Shares pursuant to the exercise of an Option and shall submit the Loan Note for endorsement.

5.4 The Warrantors hereby waive any rights of pre-emption conferred on them by the articles of association of the Company over the Shares.


6        CONDITIONS

6.1      The exercise of the Options is conditional upon:

         6.1.1 Contractual notice of termination by way of redundancy or otherwise being given to each of the employees agreed between the Parties whose employment has not already terminated by 30th April 1999 and in such form as the Parties may agree.

         6.1.2 The payment in full of all debentures issued by the Company in series dated 21 January 1999 totalling pound sterling 1,095,423.50 in consideration of the acquisition by the Company of all the issued share capital of Ian McCall Holdings Limited

         6.1.3 The Company having given notice in writing to the Trustees of the Ian McCall Holdings Limited Pension and Assurance Scheme of the termination of its liability to contribute in the agreed terms.

         6.1.4 The parties to this agreement shall use all reasonable endeavours to procure that the conditions in clause 6.1 are fulfilled by 30th April 1999 or such later date as may be agreed.


6        COMPLETION

7.1 Completion of the subscription and issue of the Shares pursuant to the exercise of an Option shall take place at the offices of the Company immediately following the fulfilment of the conditions referred to in Clause 6, when the Company will:

         7.1.1 allot and issue the Shares fully paid to the Subscriber at the price of pound sterling 1 per share and deliver to the Subscriber a definitive certificate for the Shares in the name of the Subscriber.

         7.1.2    Deliver to the Subscriber :

         7.1.2.1 certificates in respect of all issued shares in each of the Subsidiaries and transfers of all shares in any Subsidiary held by a nominee other than the Company or another Subsidiary

         7.1:2.2 the certificates of incorporation statutory books (including minute books) common seal and all books of account and other records of the Company and the Subsidiaries complete and appropriately by written up to date

         7.1:2.3  the title deeds to the Properties and all ancillary documents


         7.1:2.4 the resignation of the existing directors and secretary of the Company (other than Terence Roger Hewett and Edward Marcus Rennick) and of the Subsidiaries other than Trifoliate Limited (other than the said Terence Roger

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                  Hewett and Edward Marcus Rennick)) with a written
                  acknowledgement from each (which shall be executed under seal or as a deed in the Agreed Form) that he has no claim whatever against the Company or the Subsidiaries in respect of compensation for loss of office.

         7.1:2.5 the resignation of the existing auditors of the Company and the Subsidiaries effective in all respects containing a statement complying with the Companies Act 1985 Section 394 that there are no circumstances which they consider should be brought to the attention of the members or creditors of the Company

         7.1:2.6 a Tax Deed in the form set out in Schedule 4 duly executed by each of the Warrantors and the Company and the Subsidiaries

         7.1:2.7 Electronic banking print outs for all the current and deposit accounts of the Company and of the Subsidiaries (other than dormant accounts) at the close of business on the last business day preceding Completion

         7.1:2.8 appropriate forms to amend the mandates given by the Company and each Subsidiary to its bankers

         7.1:2.9 written confirmation from each of the Warrantors that there are no subsisting guarantees given by the Company or any Subsidiary in his favour and that neither of the Warrantors nor their Associates will be indebted to the Company or any Group Company save for season ticket loans.

         7.1:2.10 appropriate certified minutes of the Company authorising execution of this agreement the Tax Deed and any other ancillary documentation in the Agreed Form

         7.1:2.11 evidence (in a form reasonably satisfactory to the Subscriber) of the release (if any) from all charges debentures and other security interests created by the Company or any of the Subsidiaries or to which any of its or their assets is subject or (as appropriate) certificates of non-crystallisation save for the Lloyds Trust Deeds and the Debenture to Royscot Trust

         7.1:2.12 such other papers and documents as the Subscriber may (by notice from the Subscriber's Solicitors to the Company's Solicitors given not less than 5 business days prior to Completion) reasonably require

         7.1.3 The Warrantor's will procure that a board meeting of the Company and of each of the Subsidiaries shall be held at which:

         7.1.3.1 such persons as the Subscriber may nominate shall be appointed as directors and the secretary of the Company and each of the Subsidiaries

         7.1.3.2 there shall be accepted the resignations of the directors referred to in clause 7.1.2.6

         7.1:3.3 BDO Stoy Hayward shall be appointed auditors of the Company and of each of the Subsidiaries, subject to their agreement

         7.1:3.4  The Shares will be issued to the Subscriber

         7.1.3.5 the registered offices of the Company and the Subsidiaries shall be changed as the Subscriber may direct

         7.1:3.6 The Company and Terence Roger Hewett and Edward Marcus Rennick shall enter into agreement amending their existing service agreements in the Agreed Form

         7.1:3.7 The Warrantors shall procure that their Associates shall repay all money then owing by them to the Company and/or any Subsidiary (whether then due for payment or not) save for season ticket loans.

         7.1.3.8 The Subscriber and Warrantor will enter into a Shareholders Agreement in the agreed form.

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         7.1.3.9  The Warrantors will be entitled immediately prior to completion to deliver to the Subscriber the Supplemental Disclosure Letter.


8        WARRANTIES

8.1      The Warrantors warrant and represent to the Subscriber:

         8.1:1 in relation to the Company and as separate warranties and representations in relation to each of the Subsidiaries as if their respective names (where the context so admits) were substituted for references to 'the Company"

         8.1.2 but in respect to any transaction between members of the Company's Group , only as to the net effect on them consolidated as a Group

         8.1:2.1  in the terms set out in Schedule 5 and

         8.1:2.2 that all information contained or referred to in the Disclosure Letter is true and accurate.

         8.1:3 To the intent that such warranties and representations shall remain in full force and effect notwithstanding Completion and

         8.1.4 so far as such warranties and representations relate in whole or in part to or past matters of fact at Completion they shall also be deemed to constitute fundamental representations upon the faith of which this agreement has been entered into by the Purchaser

8.2 For the avoidance of doubt the Warranties shall be separate and independent and save expressly provided shall not be limited by reference to any other clause or anything in this agreement or its Schedules

8.3 If at any time after the Completion Date it should transpire that any of the Warranties is untrue or incorrect and has been breached, the Warrantors will within 14 days of written demand pay to the Company or the relevant Subsidiary (as the case may be) a sum equal to the loss arising from such breach.

8.4 The rights of the Subscriber in respect of the Warranties and Indemnities shall not be affected by any event or matter whatever other than a specific written waiver or release signed by an officer of the Subscriber and except as expressly provided in this Agreement.

8.5 The Subscriber confirms that it is not entering into this Agreement in reliance upon any representation warranty information or statement whether written or oral expressed or implied made by or on behalf of the Company or the Warrantors other than the Warranties and the Indemnities contained in this Agreement and the Tax Deed

8.6 The Warranties and Indemnities contained in this Agreement and the Tax Deed are given subject to the matters disclosed by the Disclosure Letter and the Supplemental Disclosure Letter or the documents attached thereto or referred to therein.

8.7 The Warrantors shall not be liable under the Warranties to the extent that the loss shall have been recovered under the Indemnities and/or the Tax Deed and vice versa.
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8.8      Nothing contained in this Agreement shall be deemed to relieve the
         Subscriber from its common law duty to the Warrantors to take all reasonable steps to mitigate its loss in relation to any claim under the Warranties and Indemnities.

8.9 The Subscriber shall take all reasonable steps to mitigate any liability for Warranties as to Taxation under the Tax Deed including , but not limited to, the use of all losses and reliefs and allowances of any Group Company in respect of all periods up to 30th April 1999 available to offset such liability before any of the same are carried forward for use in offsetting future losses or gains, and to this intent will procure that the preparation, auditing and signature of the accounts of the Company's Group ( and including the companies formerly within the Company's Group) for such periods shall be under the full control of the Warrantors, who will for this purpose be constituted a committee of the board of directors of the Company, and that all the tax affairs of the Company and the Subsidiaries in respect of all such periods are dealt with by their present auditors, Beavis Walker subject to agreement of fees in advance.


8.10 The Warrantors shall not be liable in respect of any claim under the Warranties, the Indemnities or the Tax Deed unless the same shall have been made in writing by 30 April 2001 and, if not settled earlier, unless legal proceedings shall have been commenced against the Warrantors in respect thereof within one year of its having first been made, for which purposes time shall be of the essence.

8.11 The Warrantors shall only be liable in respect of a claim under the Warranties, the Indemnities or the Tax Deed the value of which exceeds pound sterling 5,000, and will not be liable for any such claims unless and until the aggregate cumulative liability of the Warrantors in respect of all such claims exceeds pound sterling 20,000 exclusive of costs, in which event the Warrantors shall be liable for the whole amount and not just the excess of such claims.

8.12 The liability of the Warrantors for all claims under the Warranties, the Indemnities and the Tax Deed and the Indemnity in clause 9 hereof shall not in any event exceed the sum of pound sterling 100,000 inclusive of costs.

8.13 Upon the Subscriber becoming aware of circumstances that might give rise to a claim under the Warranties, the Indemnities or the Tax Deed, it will procure that the Company will as soon as is reasonably practicable give written notice thereof to the Warrantors in sufficient detail as to enable them to identify the matters giving rise to the claim.

8.14 The Subscriber will keep the Warrantors fully and promptly informed, with copies of all relevant documents, in relation to all such circumstances and consult fully and in a timely manner with the Warrantors at all stages thereof as the Warrantors may reasonably request.

8.15 The Subscriber shall reimburse to the Warrantors any sum paid by it pursuant to any claims under the Warranties, the Indemnities or the Tax Deed to the extent that such sum is subsequently recovered by the Company, the Subsidiaries or the Subscriber from any third party including, but not limited to their insurers, in respect of the subject matter of that claim, less any costs and expenses reasonably incurred in connection with such recovery, and the Subscriber shall procure that the Company and the Subsidiaries use all reasonable endeavours to pursue such claims against the third party concerned or permit or procure that the Company and the Subsidiaries permit the Warrantors to do so in their names or as their assignees.

8.16 No breach of the Warranties or any other term of this Agreement or claim under the Tax Deed will entitle the Subscriber to rescind or terminate this Agreement, and any such breach or claim will sound in damages only. All obligations expressed to be given or entered into by the Warranties, the Indemnities or under the Tax Deed or resulting from the execution of or breach of the provisions of the agreement (including without limitation any of the Warranties proving to be untrue or misleading or being breached) shall be deemed to be given or entered into by them jointly and severally.

8.17 Any of the Warranties which are qualified to the expression to the best of knowledge information and belief of the Warrantors or so far as the Warrantors are aware or any similar expression shall be deemed to include an additional statement that they have been made after due diligent, reasonable and reasonably careful inquiry.

8.18 The Warranties shall be deemed to be given as at the date of this Agreement and be repeated immediately before Completion and to relate to the facts then existing


8.19 All obligations expressed to be given or entered into by the Warrantors or resulting from the execution of or breach of the provisions of this Agreement (including without limitation any of the Warranties proving to be untrue or misleading or being breached) shall be deemed to be given or entered into by them jointly and severally.


9.       INDEMNITIES

9.1 The Warrantors jointly and severally covenant with the Company and by way of separate covenants with the Subscriber to indemnify them and each of them and keep them or each of them indemnified and hold them and each of them harmless:

         9.1.1 Against the total amount of any debt that shall be owing or become due from the Company or any of its subsidiaries under section 75 of the Pensions Act 1995 and the Occupational Pensions Schemes (Deficiency on Winding - Up etc) Regulations 1996 in respect of the Companies Pension Scheme ("the Scheme") after the earliest date after the signing of this Agreement that the Company can procure or request the termination of the Scheme, the Warrantors undertake together with interest at two percent above Barclay's Bank Plc's base rate from time to time in force calculated on a day to day basis with monthly rests from the date on which the payment of such debt is made to the Scheme until the date payment is made by the Warrantors under this Clause.

         9.1.2 (For itself and as an agent and trustee for McCall Financial Services Ltd) in respect of all commission repayable by it (including without limitation, commission received by it in relation to the sale of any financial product by it or arranged by it or advised on by it) to any third party for any reason whatsoever together with any interest , penalties, charges, fines or costs directly or indirectly relating thereto.


10       COVENANTS UP TO COMPLETION

10.1 The Warrantors and the Company covenant with the Subscriber that prior to Completion except pursuant to this Agreement and without the prior consent of the Subscriber:

         10.1:1 neither the Company nor any of the Subsidiaries shall except for the purposes of transactions between them:

         10.1:1.1 incur any material expenditure on capital account or enter into any commitments so to do

         10.1.1.2 dispose of or agree to dispose of or grant any option in respect of any part of its assets except in the ordinary course of trading

         10.1.1.3 borrow any money or make any payments out of or drawings on its bank accounts other than routine payments

         10.1:1.4 enter into any unusual or abnormal contract or commitment or:

         10.1:1:4:1 grant or agree to grant any lease or third party right in respect of the Properties or any of them or assign or agree to assign or otherwise dispose of the same

         10.1:1:4.2 make any loan

         10.1:1.4:3 enter into any leasing hire purchase or other agreement or arrangements for payment on deferred terms

         10.1:1.5 declare make or pay any dividend or other distribution or suffer anything which may render its financial position less favourable than as at the date of this agreement

         10.1:1.6 grant or issue or agree to grant or issue any mortgages charges debentures or other securities for money or redeem or agree to redeem any such securities or give or agree to give any guarantees or indemnities

         10.1:1.7 make any change in the terms and conditions of employment or pension benefits of any of its directors or employees or employ or terminate (other than for good cause) the employment of any person

         10.1:1.8 knowingly permit any of its insurance's to lapse or do anything which would make any policy of insurance void or voidable

         10.1:1.9 create issue or grant any option in respect of any class of share or loan capital or agree so to do

         10.1:1.10  in any other way depart from the ordinary course of its respective day-to-day business either as regards the nature scope or manner of conducting the same and

         10.1:2     Neither of the Warrantors shall:

         10.1:2.1 dispose of any interest in their Shares in the Company or any of them or grant any option over or mortgage charge or otherwise encumber such shares or any of them

         10.1:2.2 permit the Company or any Subsidiaries to pass any resolution in general meeting except for the purpose of increasing the share capital of Ian McCall & Company Limited.

10.2 On the execution of this Agreement the Warrantors shall procure that the Subscriber agents and representatives are given full access to the Properties and to the books and records of the Company and Subsidiaries and the Warrantors shall upon request furnish such information regarding the businesses and the affairs of the Company and Subsidiaries as the Subscriber may reasonably require

10.3 On the execution of this Agreement the Warrantors shall procure that Anil Kumar Mahan is appointed Director of the Company


11       NON-COMPETITION

11.1 The Warrantors covenant with the Subscriber and as a separate covenant with those subsidiary and associated companies of the Subscriber (as such expressions are defined in the Companies Act 1985 Section 736 and ICTA 1988 Section 302) engaged in similar businesses to the businesses of any group of the Company at the date of this agreement or to that of the Subscriber (the Subscriber for this purpose contracting on behalf of itself and as a trustee for such subsidiary or associated companies) that except as otherwise agreed in writing with the Subscriber:

         11.1.1 They and neither of them will not (and will use reasonable endeavours to procure that no Associate or member of a Group Company shall) in respect of goods or services of the nature presently provided in the business carried on at the date of this agreement by any Group Company or the Company for a period of 2 years from Completion solicit (either on his or their own account or as the employee or manager agent consultant or employee of any other person) the custom of any person who is or was within a period of 1 month prior to Completion a customer or client of any Group Company or the Company in relation to their respective businesses or have any dealings with any such person.

         11.1.2. they and each of them will (and procure that every Associate or member of the Company's Group will) keep confidential and not disclose or make use of any financial or other confidential information or other know-how relating to the said business including but not limited to any such information about current or future affairs or plans or about customers or other persons with whom the Company has or has had dealings or are or have been concerned in relation to the said business.

         11.1.3 they each of them will not (and will use reasonable endeavours to procure that no Associate or member of a Group Company shall) induce or seek to induce away from any Group Company or the Company with a view to engaging them in competing business any current director manager employee consultant or representative employed or engaged by it or them to be engaged in the business of a Lloyds Insurance Broker and for the purpose of this clause 'current director manager employee consultant or representative shall mean any person who is currently employed by any Group Company at the time of Completion including all such persons who have given notice to terminate their employment (whether or not in accordance with the terms of their employment) and all such persons who should have given such notice but failed to do so before leaving their employment.

         11.1.4 they and each of them will not (and will use reasonable endeavours to procure that no Associate or member of a Group Company) shall own beneficially or otherwise or be interested in the share capital of any company engaged in any of the said areas in providing services of the nature presently provided by the said business of any Group Company or the Company

PROVIDED that nothing contained in this clause shall prevent either of the Warrantors from at any time holding for investment purposes only any class of securities for the time being listed or dealt in on any stock exchange where its interest does not exceed 5% of all the issued securities of that class

11.2 The Warrantors confirm that the covenants contained in Clause 11.1 are no greater than is reasonable or necessary for the protection of the interests of the Subscriber and further that such covenants shall be deemed to be entire separate severable and separately enforceable in the widest sense from the other parts of Clause 11.1 so that each covenant shall be deemed to be a separate covenant notwithstanding the fact that it appears in the same clause sub-clause or sentence or any other covenant or is imposed by the introduction of a word or phrase conjunctively with or disjunctively from or alternatively to other words or phrases.


12       COSTS

12.1 All costs and expenses incurred by or on behalf of the Parties to this Agreement including all fees of representatives Solicitors and accountants employed by any of the Parties in connection with the negotiation preparation and execution of this Agreement shall be borne soley by the Party who shall have incurred the same and the other Parties shall have no liability in respect of such costs and expenses. The fees to be borne by the Company shall not exceedpound sterling 35,000 any such excess to be paid by the Warrantors.


13       NOTICES

13.1 Any notice to be given for the purposes of this agreement shall either be delivered personally or sent by first class recorded delivery post Datapost or telefax (facsimile transfer)

         13.2 The address for service of the Warrantors shall be the address (or principal address if more than one) of the Company's Solicitors or such other firm:

         13.2.1 with which it may merge or which a majority of its partners may join or

         13.2.2 If at any time it shall not be evident which firm of solicitors is appointed for the purposes of this sub-clause the Subscriber may by notice to the Warrantors at their addresses in this agreement nominate one of their number for the purposes of receiving and giving notices

13.3 The address for service of the Company and the Subscriber shall be their respective registered offices for the time being

13.4     A notice shall be deemed to have been served as follows:

         13.4.1   if personally delivered at the time of delivery

         13.4:2 if sent by recorded delivery post at the expiration of 48 hours after the same was delivered into the custody of the postal authorities

         13.4:3 if sent by Datapost at the expiration of 24 hours after the same was delivered into the custody of the postal authorities and

         13.4:4 if sent by telefax (facsimile transfer) at the expiration of 12 hours after despatch

13.5 In proving such service it shall be sufficient to prove that personal delivery was made or that the envelope containing such notice was properly addressed and delivered into the custody of the postal authorities as a pre-paid recorded delivery letter or Datapost letter or that the telefax (facsimile transfer) was properly addressed and despatched

13.6 Notice given to the Warrantors pursuant to clause 13.2 above shall be deemed to be notice to both the Warrantors and any notice by the Warrantors (other than a notice changing their solicitors pursuant to clause 13.2.2) shall only be given by their solicitors or the Warrantors nominated by the Subscriber pursuant to clause 13.2.2


14       GOVERNING LAW AND JURISDICTION

14.1 This agreement shall be governed by and construed in all respects in accordance with English law and the parties irrevocably agree that the Courts of England and Wales shall have exclusive jurisdiction in respect of any dispute suit action arbitration or proceedings ('Proceedings') which may arise out of or in connection with this agreement provided that nothing contained in this agreement shall be taken to have limited the right of the Subscriber to bring Proceedings in any other jurisdiction or jurisdictions whether concurrently or not

14.2 The Warrantors expressly and specifically agree and accept that the terms of this clause are fair and reasonable and appoint the Company's Solicitor or such other firm as is mentioned in Clause 13.1 for the time being to accept service on their behalf of any Proceedings which may be commenced in England and Wales


15       PUBLICITY

         No announcement or other disclosure concerning subscription to the Shares or any ancillary matter shall be made before or after Completion by the Warrantors (whether to the press employees customers or suppliers) save in a form agreed between the parties or otherwise as required by law.


16       GENERAL

16.1 This agreement shall (except for any obligation fully performed prior to or at the Completion Date) continue in full force and effect after the Completion Date notwithstanding Completion

16.2 All of the parties to this agreement will after as well as before Completion Date do all acts and things and sign and execute all deeds requisite for the purpose of implementing the terms of this Agreement

16.3 Notwithstanding any rule of law or equity to the contrary any release waiver or compromise or any other arrangement of any kind whatever which the Subscriber may agree to or effect in relation to one Warrantor in connection with this agreement and in particular the Warranties shall not affect the rights and remedies of the Subscriber as regards any other Warrantor

16.4 If the Shares shall at any time be sold or transferred the benefit of each of the obligations undertakings indemnities or warranties undertaken or given by the Warrantors or either of them but subject to the related obligations of the Subscriber under or pursuant to this agreement shall be assignable to the purchaser or transferee of the Shares and such purchaser or transferee shall be entitled to enforce the same against the Warrantors or any of them as if it were named in this agreement as the Subscriber

16.5 Save as set out in clause 16.4 none of the rights or obligations under or pursuant to this agreement may be assigned or transferred to any other person without the written consent of all the parties

16.6 This agreement contains the whole agreement between the parties relating to the transactions provided for in this agreement and supersedes all previous agreements (if any) between such parties in respect of such matters and each of the parties to this agreement acknowledges that in agreeing to enter into this agreement it has not relied on any representations or warranties except for those contained in this agreement

16.7 If there is any provision of this agreement or of any other agreement or arrangement of which this agreement forms part which causes or would cause this agreement or that agreement or arrangement to be subject to registration pursuant to the Restrictive Trade Practices Act 1976 then that provision shall not take effect until the day after particulars of this agreement or of that agreement or arrangement (as the case may be) have been furnished to the Director General of Fair Trading pursuant to
         Section 24 of the said Act

16.8 Time shall be of the essence of this agreement both as regards the dates and periods specifically mentioned and as to any dates and periods which may by agreement in writing between or on behalf of the Warrantors of the Company and the Subscriber be substituted for them

16.9 Any remedy or right conferred upon the Subscriber for breach of this agreement shall be in addition to and without prejudice to all other rights and remedies available to it

16.10 No failure or delay by the Subscriber in exercising any claim remedy right power or privilege under this agreement shall operate as a waiver nor shall any single or partial exercise of any claim remedy right power or privilege preclude any further exercise thereof or exercise of any other claim right power or privilege


         IN WITNESS whereof the Parties hereto have executed this Agreement as a Deed

                                   SCHEDULE 1

                                   The Company
                               Alterproof Limited


Registered Number:                  3689163
Registered Office:                  22 - 23 Widegate Street, London E1 7HX
Date of Incorporation:              24TH December 1998
Directors:                          Terence Roger Hewett
                                    Edward Marcus Rennick
Secretary:                          Edward Marcus Rennick
Accounting Reference Date:          Not Set
Auditors:                        None
Issued Share Capital:            1,500
Mortgages/Charges...............................................................
Mortgagee ......................................................................
Date Created ...................................................................
Date Registered ................................................................
Amount Secured .................................................................
Property Charged ...............................................................
Grantee ........................................................................
Date Created ...................................................................
Maximum Liability ..............................................................

                                   SCHEDULE 2

                                THE SUBSIDIARIES

IAN MCCALL HOLDINGS LIMITED


Registered Number:                   00955649
Registered Office:                   22 - 23 Widegate Street, London E1 7HX
Date of Incorporation:               5th June 1969
Directors:                           Terence Roger Hewett
                                     Edward Marcus Rennick
                                     David.Pickering

Secretary:                           Niall Pickup
Accounting Reference Date:           30th April

Auditors:                            Beavis Walker, 3rd Floor Audrey House,
                                     16/20 Ely Place London EC1N 6SN

Issued Share Capital:                Ords  24390
                                     A-Ords 17500
Mortgages/Charges:                   Fixed Charge
Mortgagee :                          Royscott Trust Plc
Date   Created                       28th April 1995
Date Registered  .................   10th May 1995
Amount Secured:
Property Charged
Grantee ........................................................................
Date Created ...................................................................
Maximum Liability ..............................................................



IAN MCCALL & COMPANY LIMITED

Registered Number:                   01173982
Registered Office:                   22 - 23 Widegate Street, London E1 7HX
Date of Incorporation:               14th June 1974
Directors:                           Terence Roger Hewett
                                     Edward Marcus Rennick
                                     Niall Pickup
                                     Jon Quaile
Secretary:                           Edward Marcus Rennick
Accounting Reference Date:           30th April

Auditors:                            Beavis Walker, 3rd Floor Audrey House,
                                     16/20 Ely

                                     Place London EC1N 6SN

Issued Share Capital:                10,000
Mortgages/Charges..................  Lloyd's Trust Deed
Mortgagee ......................................................................
Date Created ...................................................................
Date Registered ................................................................
Amount Secured .................................................................
Property Charged ...............................................................
Grantee ........................................................................
Date Created ...................................................................
Maximum Liability ..............................................................


IAN MCCALL INTERNATIONAL LIMITED

Registered Number:                   01012399
Registered Office:                   22 - 23 Widegate Street, London E1 7HX
Date of Incorporation:               26th May 1971
Directors:                           Terence Roger Hewett
                                     Edward Marcus Rennick
                                     Niall Pickup
                                     Jon Quaile
                                     John Fraser
                                     Pat McKay
Secretary:                           Niall Pickup
Accounting Reference Date:           30th April

Auditors:                            Beavis Walker, 3rd Floor Audrey House,
                                     16/20 Ely Place London EC1N 6SN

Issued Share Capital:                700,000
Mortgages/Charges                    Lloyds Trust Deed
Mortgagee
 ................................................................................
Date Created ...................................................................
Date Registered ................................................................
Amount Secured .................................................................
Property Charged ...............................................................
Grantee ........................................................................
Date Created ...................................................................
Maximum Liability ..............................................................

IAN MCCALL NORTH AMERICA LIMITED

Registered Number:                   01037206
Registered Office:                   22 - 23 Widegate Street, London E1 7HX
Date of Incorporation:               6th  January 1972
Directors:                           Terence Roger Hewett
                                     Edward Marcus Rennick

Secretary:                           Niall Pickup
Accounting Reference Date:           30th April

Auditors:                            Beavis Walker, 3rd Floor Audrey House,
                                     16/20 Ely

                                     Place London EC1N 6SN

Issued Share Capital:                100
Mortgages/Charges...............................................................
Mortgagee ......................................................................
Date Created ...................................................................
Date Registered ................................................................
Amount Secured .................................................................
Property Charged ...............................................................
Grantee ........................................................................
Date Created ...................................................................
Maximum Liability ..............................................................



IAN MCCALL INSURANCE SERVICES LIMITED

Registered Number:                   01379264
Registered Office:                   22 - 23 Widegate Street, London E1 7HX
Date of Incorporation:               19th July 1978
Directors:                           Terence Roger Hewett
                                     Edward Marcus Rennick

Secretary:                           Niall Pickup
Accounting Reference Date:           30th April

Auditors:                            Beavis Walker, 3rd Floor Audrey House,
                                     16/20 Ely Place London EC1N 6SN

Issued Share Capital:                1000
Mortgages/Charges...............................................................
Mortgagee ......................................................................
Date Created ...................................................................
Date Registered ................................................................
Amount Secured .................................................................
Property Charged ...............................................................
Grantee ........................................................................
Date Created ...................................................................
Maximum Liability ..............................................................




IAN MCCALL FINANCIAL SERVICES LIMITED

Registered Number:                   1226085
Registered Office:                   22 - 23 Widegate Street, London E1 7HX
Date of Incorporation:               11th September 1975
Directors:                           Terence Roger Hewett
                                     Edward Marcus Rennick
                                     Anthony J. Sales

Secretary:                           Niall Pickup

Accounting Reference Date:           30th April

Auditors:                            Beavis Walker, 3rd Floor Audrey House,
                                     16/20 Ely Place London EC1N 6SN

Issued Share Capital:                10,000
Mortgages/Charges...............................................................
Mortgagee ......................................................................
Date Created ...................................................................
Date Registered ................................................................
Amount Secured .................................................................
Property Charged ...............................................................
Grantee ........................................................................
Date Created ...................................................................
Maximum Liability ..............................................................


TRIFOLIATE LIMITED

Registered Number:                   13313
Registered Office:                   26 Cornet Street, St Peter Port, Guernsey,
                                     Channel Islands
Date of Incorporation:               20th September 1984
Directors:                           Terence Roger Hewett
                                     M.J Savage
                                     M. Bubb
                                     CPM Harris

Secretary:                           M. Bubb
Accounting Reference Date:           30th April
Auditors:                            Moore Stephens, Town Mills, Rue Du Pre,
                                     St Peter Port, Guernsey, Channel Islands
Issued Share Capital:                2000
Mortgages/Charges...............................................................
Mortgagee ......................................................................
Date Created ...................................................................
Date Registered ................................................................
Amount Secured .................................................................
Property Charged ...............................................................
Grantee ........................................................................
Date Created ...................................................................
Maximum Liability ..............................................................

                                   SCHEDULE 3


                                 The Properties

1. All that the leasehold premises and buildings known as 22 Widegate Street in the City of London demised by a lease made on the ninth day of February 1982 between (1) Peranka Investments Limited and (2) Ian McCall (Holdings) Limited for a term expiring on the 24th December 2006 and subject to the terms and conditions referred to therein.

2. All that the leasehold premises and buildings known as 2/3 Sandys Row in the City of London demised by a lease made on the fifth day of April 1982 between (1) Peranka Investments Limited and (2) Winchester Fox & Co Limited for a term expiring on the 24th December 2006 and subject to the rents, terms and conditions referred to therein.

                                   SCHEDULE 4

                                   "TAX DEED"

THIS TAX DEED is made the ..........day of        1999

BETWEEN

(1) Terence Roger Hewett of 335 Ware Road, Hertford, Herts SG13 7EL and Edward Marcus Rennick of 11 Oast Court Yalding, Maidstone, Kent, ME18 6JY ('the Covenantors')

(2) The companies whose names and registered offices are set out in Part I of the Schedule' ('the Companies') and

(3) Burlington Chamber & James Limited whose registered office is at Salisbury House, 31 Finsbury Circus, London, EC2M5QQ ('the Subscriber' which expression shall where the context so admits include its successors and assigns)

WHEREAS pursuant to an agreement ('the Agreement') dated 1999 the Subscriber has today subscribed to the issue of 8500 ordinary shares of pound sterling 1 each, in the capital of the Company comprising 85 percent of its issued share capital in reliance inter alia upon the indemnities contained in this deed

NOW IT IS AGREED as follows:

1        DEFINITIONS

1.1 In this deed unless the context otherwise requires the following expressions shall have the following meanings:

         1.1:1    'the Accounting Date' means 31st October 1997

         1.1:2 'the Audited Accounts' means the audited accounts of the companies for the period to the Accounting Date

         1.1:3 'Business Day' means a day (other than a Saturday) when banks are open for the transaction of normal banking business in London

         1.1:4 'Claim' means any notice, demand, assessment letter, direction or order or other document issued or action taken by or on behalf of any fiscal revenue or other authority or official anywhere in the world whereby the Company is liable or is sought to be made liable to make any payment to the authority or official or other person (whether the same is primarily payable by the Company and whether or not the Company shall or may have any right of reimbursement against any other person) or is denied or sought to be denied any Relief

         1.1:5 'the Company' means any or all of the Companies as the case may be [as a group]

         1.1:6 'Event' means any event act transaction omission or occurrence of whatever nature and (without limitation) completion the receipt or accrual of any income or any distribution failure to distribute acquisition disposal transfer payment loan or advance including the death of any person

         1.1:7    'ICTA 1988' means the Income and Corporation Taxes Act 1988

         1.1:8 'Relief' means any relief loss allowance credit deduction exemption set-off or right to repayment claimed or available in relation to Taxation pursuant to any legislation or otherwise

         1.1:9 'Taxation' means any form of taxation duty levy impost charge national insurance or other similar contribution or rates whether created or imposed by any government state federal local municipal or other body and whether in the United-Kingdom or elsewhere (including without limitation any obligation to repay in whole or part any payment for group relief or for the surrender of advance corporation tax) including any payment which the Company may be or become bound to make or obliged to account for to any person in respect of Taxation and also including any related penalty interest fine or surcharge

1.2 Other expressions used in this deed shall where the context so admits have the meanings ascribed to them in the Agreement

1.3 Reference to the result of any Event on or prior to a particular date shall include the combined result of 2 or more Events the first of which shall have taken place on or before such date and shall also include any Event which is deemed for Taxation purposes to have occurred prior to such date'

1.4 Any reference to a statute or statutory provision shall be construed as a reference to such provision (including any subordinate legislation made under it), as modified or re-enacted from time to time

1.5 Headings in this deed are for case of reference only and shall not affect its construction

2        THE INDEMNITIES

2.1 Subject to clause 2.5 the Covenantors jointly and severally covenant with the Company and the Subscriber to indemnify them and hold the Company harmless against any liability:

2.1:1 for Taxation arising as a result of or by reference to any Event on or before completion

2.1:2 for Taxation which would have been saved but for the loss reduction modification or cancellation of some Relief in consequence of an Event occurring on or before completion"

2.1:3 for Taxation which arises in consequence of an Event occurring on or before completion and which would have been payable but for the utilisation or set-off of some Relief where the Relief arises in respect of an Event occurring after completion and

2.1:4 for Taxation arising in consequence of an Event occurring after and for which the Company is liable as a result of having been a member any other group for Taxation purposes at any time before completion except for Taxation arising as a result of the Subscription

2.2 Any Taxation which would have been repaid to the Company but for the loss reduction set-off or cancellation of any right to repayment of Taxation in consequence of an Event occurring on or before completion shall for the purposes of clause 2.1:1 be deemed to be Taxation for which the Company is liable and which arises in consequence of the Event

2.3 There shall be treated as an amount of Taxation which would for the purposes of clause 2.12 have been saved but for the loss reduction modification or cancellation of some Relief the amount by which the liability to Taxation would have been reduced by the Relief lost reduced modified or cancelled applying the relevant rates of Taxation in force in the period or periods in respect of which the Relief would have applied or (where the rate has at the relevant time not been fixed) at the last known rate and assuming that the Company had sufficient profits against which Relief might be set-off or given

2.4 The Covenantors jointly and severally covenant with the Company to indemnify the Company on a full indemnity basis and to hold it harmless against reasonable professional costs or expenses incurred or payable by the Company in connection with any such liability is referred to in Clause 2.1

2.5 The indemnity in clause 2.1 shall not apply to any liability to the extent that:

         2.5:1 a specific provision in respect of such liability is made in the Audited Accounts

         2.5:2 such a provision is insufficient by reason only of any change in the legislation as to taxation or regulations thereunder or in the interpretation thereof an increase in the rates of Taxation taking place after completion but with retrospective effect

         2.5:3 the loss occasioned has been recovered pursuant to any claim under the warranties in the Agreement

         2.5:4 the liability arises in consequence of an Event which has occurred since the Accounting Date in the ordinary course of the trading activities of the Company and without limitation for this purpose none of the following shall be regarded as carried out in the ordinary course of the trading activities of the Company namely any disposal of an asset other than stock in trade or surplus fixed assets any Event giving rise to a liability to Taxation primarily payable by some other person and Event giving rise to a liability under ICTA 1988 Sections 703-787 in relation to tax avoidance or any event which involves a distribution within the meaning of ICTA 1988
                  Section 418 or a loan within ICTA 1988 Section 419

2.6 This Deed is subject to the applicable terms of Clause [8] of this Agreement in so far as they apply to this Deed

3        CONDUCT OF CLAIMS AND APPEALS

3.1 The appointment by the Covenantors of solicitors or other professional advisors shall be subject to the approval of the Subscriber (such approval not to be unreasonably withheld or delayed)

3.2 All communications written or otherwise relating to the Claim received the Taxation authority shall be immediately copied (if in writing) or other communicated to the Subscriber and all communications intended to be made to the relevant Taxation authority shall first be submitted to the Company c)

         Subscriber for approval giving sufficient time for comments and shall only be transmitted if such approval is given (such approval not to be unreasonably or delayed)

3.3 The Covenantors shall effect no settlement or compromise of the Claim or any matter in the conduct of the dispute which is reasonably considered likely the Subscriber to prejudice the future liability of the Company respect of Taxation without the prior written approval of the Company

3.4      If:

         3.4:1 Covenantors or the Company have committed any relevant acts or omissions which constitute fraudulent or negligent conduct or

         3.4:2 the resistance of a Claim is at any time not being properly and effectively conducted the Company or the Subscriber may without further reference to the admit compromise settle discharge or otherwise deal with that Claim

4        ST MARGARETS INSURANCE LTD.

4.1 For the avoidance of doubt, the Covenantors indemnify the Company against any taxation arising out of the sale of St Margarets Insurance Ltd.

5        DATE FOR PAYMENT AND INTEREST

5.1 The Covenantors shall pay to the Company any amount required to be paid by them pursuant to Clause 2.1 in cleared funds on or before the seventh Business Day prior to:

         5.1:1 if the Claim involves an actual payment of Taxation the date on which such Taxation becomes due and payable to the authority official or person demanding the same

         5.1:2 if the Claim involves no actual payment of Taxation then to the extent that such liability involves the denial or loss or set-off in whole or in part of any right to repayment of Taxation the date on which such Taxation would otherwise have been repaid

         5.1:3 if a Claim involves no actual payment of Taxation then to the extent that such liability involves the denial or loss or set-off in whole or in part of any Relief other than a right to repayment of Taxation the date on which the Taxation which would have been saved but for such denial loss or set-off becomes (or on the assumption in clause 2.3 would become) due and payable and

         5.1:4 (in the case of a liability under clause 2.1:3) the date which would have been the due date in clause 4.1:1 but for the availability of the Relief

5.2 The Covenantors shall pay to the Company any amount required to be paid by them pursuant to clause 2.4 within 14 days of demand in writing accompanied by the relevant invoice(s) therefor

5.3 Notice of the amount of the payment required to be made by the Covenantors under clause 2 and the due date for payment shall be given in writing by the Company or the Subscriber

5.4 Any sum not paid by the Covenantors on the due date for payment shall bear interest (which shall accrue from day to day after as well as before any judgement for the same) at the annual rate of 4% over the base rate for the time being of Barclays Bank plc (or if such a rate cannot be ascertained for any reason at such similar rate as the Subscriber shall reasonably select) to and including the day of actual payment (or the next Business Day if the date of actual payment is not a Business Day) of such sums compounded on the usual quarter days

6        CREDIT FOR RECOVERIES

If the Covenantors shall have paid to the Company an amount in respect of a claim and subsequent to the making of such payment the Subscriber or the Company shall receive from a third party a sum referable to the sum paid to the Subscriber the Subscriber shall immediately repay or procure the repayment to the Covenantors of so much of the amount paid by the Covenantors to the Subscriber as shall represent double recovery by the Subscriber but after deduction of all reasonable professional costs and expenses of recovery less tax thereon.

7        WAIVER

No delay or omission of the Company or the Subscriber in exercising any right power or privilege under this deed shall impair the right power or privilege or be construed as a waiver of the right power or privilege and any single or partial exercise of any right power or privilege under this deed shall not preclude the further exercise of any right power or privilege. The rights and remedies of the Company and the Subscriber Provided in deed are cumulative and not exclusive of any rights and remedies provided by law

8        ASSIGNMENT

The benefit of this deed may be assigned in whole or in part by the Subscriber or Company

9        NOTICES

9.1 Any notice to be given under this deed shall either be delivered personally or by recorded delivery post Datapost or telefax (facsimile transfer)

9.2 The address for service of the Covenantors shall be the address (or if more than one) of the Company's Solicitors or such other firm:

         9.2:1 with which it may merge or which a majority of its partners may join

         9.2:2 as the Covenantors may by notice in writing to the Subscriber require. If at any time it shall not be evident which firm of solicitors is appointed for 1 purposes of this clause the Subscriber may by notice to the Covenantors at 4 addresses in the Agreement nominate one of their number for the purposes receiving and giving notices

9.3 The address for service of the Company and the Subscriber shall be their registered offices for the time being

9.4      A notice shall be deemed to have been served as follows:

         9.4:1    if personally delivered at the time of delivery

         9.4:2 if sent by recorded delivery post on the expiry of 48 hours after the same was delivered into the custody of the postal authorities

         9.4:3 if sent by Datapost on the expiry of 24 hours after the same was delivered into the custody of the postal authorities and

         9.4:4 if sent by telefax (facsimile transfer) on the expiry of 12 hours after was despatched

9.5 In proving such service it shall be sufficient to prove that personal delivery was made or that the envelope containing such notice was properly addressed and delivered into the custody of the postal authorities as a pre-paid recorded delivery letter Datapost letter or that the telefax (facsimile transfer) was properly addressed and despatched to the appropriate number

9.6 Notice given to the Covenantors pursuant to clause 9.2 shall be deemed to notice to all the Covenantors and any notice by the Covenantors (other than notice changing solicitors pursuant to clause 9.2:2) shall only be given by Company's Solicitors or the Covenantor nominated by the Subscriber pursuant to clause 9.2



10       GOVERNING LAW AND JURISDICTION

10.1 This deed shall be governed by and construed in all respects in accordance with English law and the parties irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction in respect of any dispute suit action arbitration proceedings ('Proceedings') which may arise out of or in connection with this deed save that nothing contained in this deed shall be taken to have limited the right of the Subscriber or the Company to bring proceedings in any other jurisdiction jurisdictions whether concurrently or not

10.2 The Covenantors expressly and specifically agree and accept that the terms of this clause are fair and reasonable and appoint Bignalls Solicitors or such other firm as mentioned in clause 9.2 for the time being to accept service on their behalf of any Proceedings which may be commenced in England and Wales

11       COUNTERPARTS

         This deed may be executed in any number of counterparts by the different parties on separate counterparts each of which shall when executed and delivered constitute an original but all of which shall together constitute one and the same instrument






IN WITNESS WHEREOF THE PARTIES HERETO HAVE EXECUTED THESE PRESENTS AS A DEED:



Executed as a Deed by
Alterproof Limited acting by its
Director and Secretary ( or two Directors)

Signed as a Deed by Terence Roger Hewett in the presence of





Signed as a Deed by Edward Marcus Rennick in the presence of




Executed as a Deed by Burlington Chamber and James Limited.
Acting by its Director and Secretary (or two Directors

                                   SCHEDULE 5

                                   Warranties

The Warranties and undertakings referred to in Clause 9 are as follows (except as provided for in this agreement or fairly and fully disclosed in the Disclosure Letter):

1        CORPORATE MATTERS

         The information contained in Clause 2 to this agreement and Schedules 1, 2 and 3 is true and accurate in all material respects

1.2 The Company has complied in all material respects with all applicable provisions of the Companies Acts and the European Communities Act 1972

1.3 The register of members and all other statutory books and minute books of the Company:

         1.3:1  have been properly kept

         1.3:2  are up-to-date and

         1.3:3 contain true full and accurate records of all matters required to be dealt in them

1.4 The Company has not received any notice of any application or intended application under the provisions of the Companies Acts for the time being in force for the rectification of the register of members

1.5 There is attached to the disclosure letter either a copy of the memorandum and articles association of the Company having attached thereto copies of all resolutions as are by law required to be attached together with copies of all resolutions setting rights attached to or the conditions of issue of any of the share capital of Company. Those copies are true complete and up-to-date and set out in full rights and restrictions attaching to the share capital of the Company

1.6 The Company is not a public limited company within the meaning of the Companies Act 1985 Section 1(3)

1.7 No allotment of share capital in the Company has been made in contravention the provisions of the Companies Acts

1.8 The Company has not at any time acquired or taken a charge over any of its shares

1.9      No unlawful distribution has been made by the Company

1.10 The Company has not entered into any arrangement involving the acquisition from or disposal to its directors or connected persons of non-cash assets

1.11 The Company has not in contravention of the provisions of the Companies Acts in relation to any of its directors or any person connected with such director:
         1.11:1 granted any loan or quasi-loan or entered into any guarantee or credit transaction or
         1.11:2 provided any security in connection with any such loan quasi-loan guarantee or credit transaction

1.12 The Company has properly and punctually made and filed all return resolutions and documents required by the Companies Acts or any other legislation to be filed with the registrar of companies or any other government authority and all such filings were and are correct. In particular all charges created by or in favour of the Company have (if appropriate) been registered in accordance with the provisions of the Companies Acts

1.13 The Company has maintained and continues to maintain readily available inspection by members of the public all documents required to be made so by the Companies Acts or other legislation


2        THE SHARES AND SHARE CAPITAL

2.1 Apart from this Agreement there are no agreements or other arrangements in force which:
         2.1:1 provide for the present or future issue allotment or transfer of or
         2.1:2 accord to any person the right (absolute or conditional) to call for the issue allotment or transfer of any share or loan capital of the Company (including any option or right of pre-emption or conversion)

2.2      Since the Accounting Date:
         2.2:1 no share or loan capital of the Company has been issued or allotted to be issued or allotted whether conditionally or absolute
         2.2:2 the Company has not undergone any capital reorganisation or change in its capital structure
         2.2:3 no resolutions have been passed by the Company in general meeting

2.3      The Company has not at any time:
         2.3:1  reduced its share capital
         2.3:2  redeemed any share capital
         2.3:3  purchased any of its shares

2.4 No share capital shown in the Audited Accounts or in the statutory books of the Company has been forfeited


2.5 No shares in the capital of the Company have at any time been issued and no transfers of shares in the capital of the Company have been registered otherwise than in accordance with the articles of association of the Company from time to time in force and the Companies Acts and any necessary governmental consents have been obtained for each issue and transfer of shares in the capital of the Company

2.6 The existing issued shares of the Company and the Shares when issued will together constitute the whole of the issued and allotted share capital of the Company

2.7 No dividends or other distributions of profits have been declared made or paid since the Accounting Date and

2.8 All dividends or other distributions of profits declared made or paid since the date of incorporation of the Company have been declared made and paid in accordance with law and its articles of association (or equivalent documents)


3        CAPACITY OF VENDORS

3.1 The Company has taken all corporate (if relevant) and other actions necessary to enable it to enter into and perform this agreement and has secured all approvals and consents (governmental or otherwise) required for the performance of the transactions contemplated by this agreement

3.2 Neither the execution or delivery of this agreement by the Company and the Warrantors nor Completion of the transactions contemplated is prohibited by or violates any provision and will not result in a breach of:
         3.2:1 any applicable law rule regulation judgement decree order or other requirements of the United Kingdom or of any court authority department commission board bureau or agency or
         3.2:2 (to the extent relevant) the memorandum or articles of association of the Company

3.3 This agreement constitutes and imposes valid legal and binding obligations on the Company and the Warrantors fully enforceable in accordance with its terms

3.4 Completion of the transactions contemplated by this agreement by the Company will not conflict with result in the breach of constitute a default under or accelerate the performance provided by the terms of any contract agreement or deed to which the Company may be bound or affected.


4        ACCOUNTS

4.1 The accounting reference date of the Company for the purpose of the Companies Act is 30th April

4.2 The Subscriber has been supplied with a true and complete copy of the Audited Accounts

4.3      The Audited Accounts:

         4.3:1    comply with the requirements of the Companies Acts
         4.3:2    have been prepared on a consistent basis in accordance with good accounting practice and comply with all current SSAPs and financial reporting standards applicable to a United Kingdom company.
         4.3:3    show a true and fair view of the state of affairs for the
                  financial period ending on the Accounting Date
         4.3:4    as at the Accounting Date are not affected by any exceptional items
         4.3:5    make provision for depreciation of the fixed assets of the
                  Company having regard to their original cost and estimated life
         4.3:6    make due provision for any bad or doubtful debts
         4.3:7    include all assets of the Company (except for intangible
                  assets) as at the Accounting Date

4.4 The Audited Accounts set out correctly all such reserves or provisions for Taxation as are necessary on the basis of the rates of tax then in force to cover all Taxation (present and future) in respect of any transaction occurring prior to the Accounting Date liable to be assessed on the Company or for which the Company is accountable up to such date

4.5 All material liabilities or outstanding capital commitments of the Company as at the Accounting Date have been included in the Audited Accounts by way of appropriate provision or reserve or disclosure by way of note.

4.6 No event has occurred during the period covered by the Audited Accounts or Management Accounts that has resulted in the profits of the Company in respect of such period being abnormally high or low

4.7 The Management Accounts have been properly and carefully prepared and materially reflect the results of the Company as at 28th February 1999

4.8 The accounting and other books ledgers financial and other records of the Company:
         4.8:1    are in its possession or under its control
         4.8:2    have at all times been properly and fully written up
         4.8:3    accurately present and reflect in accordance with generally accepted accounting principles and standards and the Companies
                  Acts all of the transactions entered into by the Company or the transactions to which the Company has been a party and its financial contractual and trading position and
         4.8:4    have been held for the periods required by the Companies Acts


5        BORROWINGS AND LENDING

5.1 The total amount borrowed by the Company from its bankers does not exceed:

         5.1:1 the limit of its facilities as set out in the Disclosure Letter or as notified to the Purchaser in writing prior to the date of this agreement or
         5.1:2 any limitation on borrowing powers contained in its articles of association or in any debenture or other agreement binding on it

5.2 The Company does not have outstanding (whether made by or incurred by the Company):
         5.2:1    any borrowing or indebtedness in the nature of borrowing
                  including (other than those contained in the Disclosure
                  Letter) any bank overdrafts liability under acceptances
                  (otherwise than in respect of normal trade bills) or any
                  acceptance credit (including any amounts due to any present or former directors or to members of the Company other than
                  remuneration accrued due or for reimbursement of business
                  expenses) or
         5.2:2    any Encumbrance guarantee or similar obligation
         5.2:3    any arrangements of a type covered by the Companies Act 1985
                  Sections 320 or 330 or any agreements for such arrangements or any other transaction in which a director of or a person connected with the Company has a material interest

5.3      The Company:
         5.3:1    has not lent any money which has not been repaid to it
         5.3.2    does not own the benefit of any debt (whether present or
                  future) or the right to receive any money other than debts accrued to it in the ordinary course of its business

5.4 In relation to such Encumbrances or guarantees (if any) detailed in the Disclosure Letter or notified to the Subscriber in writing prior to the date of this and in relation to any bank overdraft borrowings or other financial facilities available to or financial obligations incurred by the Company:
         5.4:1 the Warrantors have supplied to the Subscriber full details and true and correct copies of all relevant documents
         5.4:2 there has been no material contravention of or non-compliance with any provision of any such document
         5.4:3 no steps for the enforcement of any Encumbrances have been taken or threatened 5.4:4 there has not been any alteration in the terms and conditions of any of the arrangements or facilities all of which are in full force and effect
         5.4:5 neither of the Warrantors nor the Company has done anything whereby the continuance of the arrangements and facilities might be affected or prejudiced and
         5.4:6 none of the arrangements is dependent on the guarantee of or on any Security provided by a third party

5.5      The Company has not:
         5.5:1 factored any of its debts or engaged in financing of a type which would not require to be shown or reflected in the Audited Accounts
         5.5:2 since the Accounting Date repaid or become liable to repay or prepaid any loan or loan capital or indebtedness in advance of its date of maturity
         5.5:3 received notice from any lenders of money to it requiring repayment or intimating enforcement of any Encumbrance and there are no circumstances likely to give rise to any such notice

5.6 The Company has not applied for or received any grant award subsidy or financial assistance from any governmental department or agency ('Governmental Grants')

5.7 The Company has not done or agreed to do anything as a result of which any of the Governmental Grants is or may be liable to be refunded in whole or in part

6        ASSETS

6.1 Except for assets disposed of by the Company in the ordinary course of trading the Company is the owner of and has good marketable title to all assets included in the Audited Accounts (excluding the Properties) and all assets acquired since the Accounting Date and not subsequently disposed of and all such assets are in the Company's possession or under its control

6.2 There is no Encumbrance or agreement to create an Encumbrance over the whole or any part of the undertaking property assets goodwill or uncalled capital of the Company

6.3 The Company has not agreed to acquire any asset (including stock) on terms that the property in such asset does not pass until full payment is made or all indebtedness incurred in connection with that acquisition discharged

6.4 Details of all contracts entered into by the Company for the maintenance of any of the Company's assets are included in the Disclosure Letter or have been disclosed to the Subscriber in writing prior to the date of this agreement

6.5 All assets used in connection with the business of the Company are owned by it absolutely and are held free from any lease hire purchase or conditional sale agreement bill of sale or other agreement for payment on deferred terms

6.6 No circumstance has arisen or is likely to arise in relation to any asset held by the Company under a lease or similar agreement whereby the rental payable has been or is likely to be increased and in particular all such assets have at all relevant times been used for a qualifying purpose within the meaning of the CAA 1990 Section 39

6.7 The assets owned by the Company (together with assets held under the hire purchase lease or rental agreements listed in the Disclosure Letter or which have been disclosed to the Subscriber in writing prior to the date of this agreement) comprise all assets reasonably necessary for the continuation of the business of the Company as presently carried on

6.8 The Subsidiaries are the only subsidiaries of the Company. The shares in the Subsidiaries are as shown in the Disclosure Letter free from all Encumbrances and with all attached rights and the Company has no other interest in any other company and has never owned or held any other shares or The Company is not the holder or beneficial owner of and has not agreed to acquire any class of any shares or other securities of any other corporation (whether incorporated in England and Wales or elsewhere). The Company does not have any beneficial interest in the share capital of any corporation (whether incorporated in England and Wales or elsewhere) which is not a Subsidiary


7        INSURANCES

7.1 There is attached to the disclosure letter a schedule of all the existing insurance policies held by the Company.

7.2 All premiums due in respect of the Company's insurance policies have been paid in full

7.3 So far as the Warrantors are aware nothing has been done or has been omitted to be done which could result in of the Company's insurance policies being or becoming void or voidable

7.4 The Warrantors are not aware of any circumstances which would or might entitle the Company to make a claim under any of its insurance policies or which would or might be required under any of its insurance policies to be notified to the insurers


8        DISPUTES/LITIGATION

8.1 The Company is not engaged whether as plaintiff or defendant or otherwise in any litigation criminal or arbitration proceedings before any court tribunal statutory governmental body department board or agency and no litigation criminal arbitration proceedings are pending or threatened by or against the Company and the Warrantors do not know of any facts which will give rise to the same or which give rise to proceedings in respect of which the Company would be liable to indemnify any person concern

8.2 The Company is not subject to any order or judgement given by any court governmental agency and has not been a party to any undertaking or assurance given to any court or governmental agency which is still in force nor are there facts or circumstances which (with or without the giving of notice or lapse of time) will result in the Company becoming subject to such an order Judgement or being required to be a party to any such undertaking or assurance

8.3 Neither of the Warrantors, the Company, the directors of the Company or any of the Company's employees is the subject of any investigation inquiry process or request for information in respect of any aspect of the activities of the Company by any governmental or European Communities body department board or agency or by any organisation charged with the supervision of any activities from time to time engaged in by the Company and no such procedures are pending or threatened and the Warrantors do not know of any facts which will give rise to any such procedure

8.4 There is no dispute with any revenue or other official department in the United Kingdom or elsewhere in relation to the affairs of the Company and there are no facts, which will give rise to such dispute

8.5 There are no claims pending or threatened or capable of arising against the Company by any employee or workman or third party in respect of any accident or injury, which are not fully covered by insurance

8.6 There has been no material default by the Company under any agreement trust deed or any legally binding arrangement to which the Company is a party and no threat or claim of such default has been made and is outstanding which will cause:
         8.6:1 any such agreement or arrangement to be terminated or rescinded by any other party or
         8.6:2 their terms to be worsened or the Company prejudiced as a result of anything done or omitted or permitted to be done by the Warrantors or the Company


9        COMPLIANCE WITH STATUTES AND LICENCES

9.1 The Company has obtained all licences consents approvals permissions permits test and other certificates and authorities (public or private) necessary for the carrying on of its business in the places and in the manner in which such business is now carried on all of which are valid and subsisting and the Warrantors know of no reason facts or circumstances which (with or without the giving of notice or lapse of time) will give rise to any reason why any of them should be suspended cancelled revoked or not renewed

9.2 The Company has established procedures under and has complied with all requirements from time to time in force under the Health and Safety at Work etc Act 1974 and all regulations made under that Act

9.3 The Company has conducted and is conducting its business in all respects in accordance with all applicable laws and regulations (whether of the United Kingdom or elsewhere)

9.4 The Company has complied in all material respects with the provisions of the Data Protection Act 1998 and all regulations made under that Act and has established procedures to ensure continued compliance with all such legislation

9.5 The Company has not received any notice from either the Data Protection Registrar subject alleging non-compliance with the data protection principles or prohibiting the transfer of data nor has any individual claimed or will have the right to claim compensation from the Company under the Data Protection Act 1998 for loss or unauthorised disclosure of data

10       TRADING POSITION

10.1     Since the Accounting Date:
         10.1:1 the Company has not disposed of any material assets or assumed or incurred any material outstanding capital commitment or any material liabilities (whether actual or contingent) otherwise than in the ordinary course of carrying on its business
         10.1.2 the business of the Company has been carried on in the ordinary and usual course of business without interruption and so as to maintain the same as a going concern.

10.2 The Company's business has not been materially and adversely affected by the loss of any important customer or source of supply

10.3 There has been no major change in the nature or conduct of the business carried on by the Company during the 3 years prior to the date of this agreement

10.4 The Company is entitled to carry on the business now carried on by it and on by it during the 3 years prior to the date of this agreement without any conflict with any valid right of any other person firm or company

10.5 No substantial part of the business of the Company is carried on or is required to be carried on with the agreement or consent of a third party nor is there any agreement which significantly restricts the field in which the Company carries on the business

10.6 The Company has not committed or omitted to do any act or thing which will give rise to any fine or penalty nor is the Company party to any agreement practice or arrangement which in whole or in part:
         10.6:1   contravenes the provisions of the Trade Descriptions Acts
                  1968 and 1972
         10.6:2 would or might result in a reference of a consumer trade practice (within the meaning of the Fair Trading Act 1973 or be liable to reference to the Consumer Protection Advisory Committee under Part 11 of that Act or which is the subject matter of a report to or of an order by the Secretary of State under that Act
         10.6:3 contravenes or is invalidated (in whole or in part) by or is subject to registration under the Restrictive Trade Practices Acts 1976 and 1977
         10.6:4 contravenes any provisions of the EEC Treaty or any regulation or other enactment made under that Treaty or
         10.6:5 contravenes any other anti-trust anti-monopoly or anti-cartel legislation or regulations

10.7 The Company has not engaged in any course of conduct which amounts to anti-competitive practice within the meaning of the competition on Act 1976 or which is unlawful by virtue of the Resale Prices Act 1976

10.8 No agreement arrangement or other practice of the Company is or has been the subject of an investigation report or decision by the Director General of Fair Trading the Monopolies and Mergers Commission or the Commission of the European Communities or has been the subject of a judgement from the Restrictive Practices Court nor has the Company received any process notice communication or request for information by or on behalf of the Director General of Fair Trading the Monopolies and Mergers Commission the Secretary of State for Trade and Industry or the Commission of the European Communities relating to any aspect of the business of the Company


11       CONTRACTS AND ARRANGEMENTS

11. 1 There are not now outstanding with respect to the Company or to which the Company is a party:
         11.1:1   any long term unusual or onerous contract or any contract not made in the ordinary course of business
         11.1:2   any joint venture consortium or other partnership arrangement or agreement
         11.1:3   any arrangements contractual or otherwise between the Company and any third party which will or may in accordance with its terms be terminated as a result of any change in the central management or shareholders of the Company or of the
                  subscription provided for in this agreement or of compliance with any other provision of this agreement
         11.1:4   any arrangements contractual or otherwise which constitute or involve breaches or violations of or default with respect to the requirements or conditions of any statute treaty
                  regulation or bye-law or other obligation of the United
                  Kingdom or any foreign country relating to the Company or the carrying on of its business
         11.1:5   any contract for services (other than in the ordinary course of business)
         11.1:6   any power of attorney or contract of agency
         11.1:7   (excepting guarantees or warranties implied by law with
                  respect to goods or services supplied or performed by the Company in the ordinary course of business) any guarantee warranty undertaking or contract for indemnity or for suretyship under which the Company is under a prospective or contingent liability
         11.1:8   any agreement or arrangement entered into by the Company
                  otherwise than by way of bargain at arms length or on arms length terms and in the ordinary course of the Company's business
         11.1:9   any contracts or arrangements of whatever nature binding on the Company which cannot be terminated without giving rise to any liabilities whatever on the part of the Company by the Company giving 3 months' notice or less
         11.1:10  any agreement containing covenants limiting or excluding its right to do business and/or compete in any area or any field or with any person firm or company
         11.1:11  any agreement or arrangement which the Warrantors or the
                  Company know or believe to be invalid or in respect of which there are grounds for its rescission avoidance or repudiation
                  (whether Company or any other party)

11.2 The Warrantors have no knowledge information or belief that since the Accounting Date or after Completion as a result of the proposed subscription to the shares by the Subscriber
         11.2:1 any material supplier of the Company has ceased or will cease supplying or may substantially reduce its supplies to the Company or
         11.2:2 any material customer of the Company has terminated or will terminate contract the Company or cease or materially reduce its business with it

11.3 Except in the ordinary course of business no offer tender or the like given or made by the Company on or before the of this agreement and still outstanding is capable of giving rise to a contract merely a by a unilateral act of a third party


12       INTELLECTUAL PROPERTY RIGHTS

12.1 All patents, trade marks, registered designs, design rights, applications for an the foregoing, copyrights trade or business names, inventions, processes, how and other industrial property rights ('Intellectual Property Rights') purported to be used or required, by the Company are in full force and effect and are beneficially owned by the Company free from Encumbrances

12.2 There are no Intellectual Property Rights owned or used by the Company capable of registration which have not been so registered or in respect of which application for registration has not been made and is pending

12.3 None of the Intellectual Property Rights owned or used by the Company subject of any claim opposition attack assertion or other arrangement nature which does or may impinge upon their use validity enforceability ownership by the Company and there are no grounds or other which may give rise to the same

12.4 No licences or registered user or other rights have been, granted or agreed to be granted to any third party in respect of such Intellectual Property Rights

12.5 No disclosure has been made to any person other than the Purchaser of any of the industrial know-how or the financial or trade secrets of the Company except properly and in the ordinary course of business and on the footing that such disclosure is to be treated as being of a confidential nature

12.6 No act has been done or has been omitted to be done to entitle any authority or person to cancel forfeit or modify any Intellectual Property Rights

12.7 The Company does not carry on business under any name other than the name under which the Company has been incorporated and the business names (names)

12.8 The Company has complied in all respects with the requirements of the Companies Acts with regard to company names and business names and such names do not infringe the rights of any third party

13       EMPLOYEES

13.1 The replies to the employment inquiries attached to the Disclosure Letter or given by the Warrantors to the Subscriber in writing prior to the date of this agreement ('the Employment Replies') are true and accurate in all material respects

13.2 Full particulars of the names and addresses dates of birth dates of commencement of employment or appointment to office salaries and terms and conditions of employment of all of the employees and officers of the Company including all remuneration payable participation in benefit schemes such as medical expenses permanent health insurance pension company car etc any profit sharing commission incentive or discretionary bonus arrangements to which the Company is a party (whether legally binding on the Company or not) and all other benefits provided which the Company is bound to provide (whether now or in the future) to each officer and employee of the Company are set out in the Employment Replies

13.3     There are not now outstanding:
         13.3:1 any service agreements or contracts between the Company and any of its directors officers executives or employees which cannot be terminated by the Company by 12 weeks' notice or less without giving rise to a claim for damages or compensation (other than a statutory redundancy payment)
         13.3:2 any recognition or other agreement or arrangement (whether or not legally binding) between the Company and any trade union or other body representing its employees
         13.3:3 any liabilities of the Company for industrial training levy or for any other, statutory or governmental levy or charge

13.4 The Warrantors are not aware of any outstanding claim against the Company by any person who is now or has been an officer or employee of the Company and no disputes have during the preceding 3 years arisen between the Company and any material number or category of employees and there are no present circumstances which will give rise to any such dispute

13.5 The Company has no outstanding claims from any of its employees under the Employment Rights Act 1996

13.6 Since the Management Account Date there have been no changes in the rate of remuneration or the endowment or pension benefits of any director or employee or in the terms of employment of any officer or senior executive. No negotiations for any increase in the remuneration or benefits of any officer or employee of the Company are current

13.7 None of the following are in existence and there are no proposals for any of the following:

         13.7:1   profit sharing schemes
         13.7:2   share option schemes
         13.7:3   phantom share option schemes
         13.7:4   profit related pay schemes
         13.7:5   employee share ownership trusts under the Finance Act 1989
         13.7:6   employee benefit trusts



14       PENSIONS

14.1     General
         Particulars of all pension schemes have been disclosed including true and complete copies of the following in relation to each pension scheme:

         Trust deeds and rules and all other deeds (currently in force);

         Booklets and any subsequent announcements to scheme members ( currently in force);

         Latest actuarial valuation;

         Details of members, pensioners and deferred pensioners (including dates of birth, sex, entry, and current pay and name employer);

         Details of prospective members;

         Details of contributions by members and the employer in the last five years and schedule of contributions;

         List of investments and statement of investment principles;

         Investment agreements;

         Scheme accounts and trustee reports;

         Evidence of Inland Revenue Approval;

         Contracting - out certificate;

         SSAP 24 disclosures in the employer's accounts for the last three years;

         Insurance policies and certificates and details of premiums paid;

         Details of ex - gratia pensions and any discretionary increases in benefits given in the last five years.

         Other than the disclosed pension schemes there are no other retirement death or disability benefit schemes for current or past directors or employees of the Company.

14.2     BENEFITS DISCRETION AND FUNDING

         In relation to each pension scheme:
14.2.1   no power to augment benefits has been exercised;
14.2.2 no discretion has been exercised to admit an employee to membership of the pension scheme who would not otherwise be eligible;

14.2.3 no discretion has been exercised to provide a benefit which would not otherwise be provided;

14.2.4 all benefits (other than a refund of contributions with interest where appropriate) payable under the pension scheme on the death of a member while in an employment to which the pension scheme relates or during a period of sickness or disability of a member are fully insured. The insurance is effected by a policy with an insurance company of good repute and each member has been covered for insurance by the insurance company at its normal rates and on its normal terms for persons in good health.

14.2.5 There are no contributions to the pension scheme which are due but unpaid and have remained unpaid for more than one month and none of the participating companies or members is enjoying a contribution holiday.

14.2.6   No take - over protection provision will be triggered by Completion;
         and

14.2.7 The pension scheme is sufficiently funded on the basis of the assumptions used in the last actuarial valuation (or if there has been no actuarial valuation of the pension scheme, on the basis of actuarial methods and assumptions which are consistent with the requirements of paragraph 79 of Statement of Standard Accounting Practice No.24 ) to secure at least the benefits accrued to Completion (other than those which are insured). For this purpose if any benefits under the Pension scheme will accrue or continue to accrue after Completion accrued to completion (assuming the pension scheme continues in existence) the proportion of the benefit which will be deemed to have accrued to Completion is the proportion of the prospective benefit which the period of pensionable service to Completion bears to the aggregate of that period and the period of prospective pensionable service after Completion on the assumption that the employee remains in the employment to which the pension scheme relate until the pension scheme' normal retirement date. If the amount of nay amount of any benefit under the pension scheme is determined by reference to the final remuneration at or averaged over a period ending on a date later than the date of Completion, the amount of the benefit will be determined by reference to final remuneration at or averaged over the same period before completion. This will be increased in respect of the period from Completion to the pension scheme's normal retirement date at a rate which is consistent with the assumption that the employee remains in the employment to which the pension scheme relates until the pension scheme's normal retirement date.

14.3     ADMINISTRATION

         Each pension scheme:

14.3.1 is either approved by the Commissioners of Inland Revenue for the purposes of Chapter I of Part XIV of the Income and Corporation Taxes Act 1988 or is a scheme under which the benefits provided or to be provided are consistent with the approval of the scheme by the Commissioners of Inland Revenue for such purposes and is a scheme in respect of which an application of such approval has been made and has not been withdrawn or refused and the Commissioners of Inland Revenue has not given notice to the applicant that they believe the application has been dropped.

14.3.2   is established under irrevocable trusts

14.3.3 has been administered in accordance with : the preservation requirements under the Pension Scheme Act 1993 the equal access requirements of the Pensions Act 1995

         the contracting out requirements of the Pension Scheme Act 1993 ( where applicable): and all other applicable laws, regulations and requirements of any component governmental body or regulatory authority and the trusts and rules of the pension scheme; and

14.3.4 is a scheme in respect of which all actuarial, consultancy, legal and other fees, charges or expenses have been paid and for which no services have been provided for which an account or invoice has not been rendered.

14.4     CLAIMS

         No claim has been threatened or made or litigation commenced against the trustees or administrator of any pension scheme or against the Company of any other person whom the Company is or maybe liable to indemnify or compensate in respect of any matter arising out of or in connection with any pension scheme. So far as the Company is aware there are no circumstances which may give rise to any such claim or litigation.

14.5     AMENDMENTS

         No amendments shall be made to any of the pension schemes from the date of this Agreement to Completion ( except an amendment made solely to comply with legislative requirements) without the prior consent in writing of the Purchaser which is not to be unreasonably withheld.


15       FINANCIAL SERVICES

1. The Disclosure letter sets out accurately all the kinds of investment business within the meaning of the Financial Services Act 1986 ("FSA") and any other business activities in which McCall Financial Services Limited ("McCall") is carrying on or engaged in the United Kingdom.

2. In relation to all investment business (within the meaning of the FSA) which McCall carries on in the United Kingdom, McCall is an authorised person within the meaning of FSA.

3. The business of McCall has at all times been carried out in all material respects in accordance with the provisions of the FSA and in accordance with the rules of the Personal Investment Authority ("PIA"), its predecessor the Financial Intermediaries, Managers and Brokers Regulatory Association ("FIMBRA") or any other regulatory organisation.

4. There are in respect of all the past and present clients of McCall valid client agreements and other client documentation as required under the Rules of the PIA.

5. Save as disclosed in the Disclosure Letter, no complaints have been made to McCall regarding its compliance with the rules of PIA or FIMBRA and there are no matters currently in existence which would or may be likely to give rise to any such complaint.

6. No government department with responsibility for the enforcement of powers under the FSA nor any body to which any such powers have been delegated has

         a) exercised any of its powers under the FSA and/or any rules or regulations made thereunder in relation to the business or affairs of McCall (other than any such powers relating to the conferral of authorised status upon McCall for the purpose of the FSA or powers exercised in the course of regular monitoring of any correspondence with McCall); or

         b) given formal notice or informal indication that it is or may be considering such action.

7. Neither McCall nor any of its directors or employees are in breach of any of the rules of the PIA which in each case has had or would have a materially adverse effect on McCall.

8. McCall has remedied to the satisfaction of the PIA all breaches of the rules of the PIA (and its predecessor, FIMBRA) which have been notified to it in writing by the PIA (or FIMBRA as the case may be) and McCall has taken all reasonable and appropriate action to avoid a repetition of those breaches in the future.

9. McCall has promptly complied with and / or responded to all requests and recommendations concerning the manner in which it carries on its business which have from time to time been made to it by the PIA (or FIMBRA) or the Financial Services Authority.

10. McCall has at all times maintained the level of financial resources required by the PIA or its predecessor FIMBRA and has never been the subject of a special financial resource requirement.

11.
         a) McCall has at all times maintained adequate professional indemnity insurance which in respect of the amount insured and the scope of the policy is not less than that is normally found in businesses of this type and size.

         b) full particulars of the professional indemnity insurance maintained by McCall and currently in force are contained in the Disclosure Letter;

         c) the premium due in respect of the professional indemnity insurance policy has been paid;

         d) all other conditions of the policy have been performed and observed and nothing has been done or been omitted to be done whereby the professional indemnity insurance has or may become void or voidable;

         e) the professional indemnity insurance is not subject to any special or unusual terms or to the payment of any premium in excess of the usual rate;

         f) no claim is outstanding under any policy of the professional indemnity insurance; and

         g) there are no circumstances which will or may entitle a claim to be made under any professional indemnity insurance policy or which are required to be notified to the insurers in accordance with the terms of any such policy.

12.      McCall does not and never has held clients money of any description .

13. To the extent that McCall has had custody of client documentation it has been properly authorised so to do and has done so in accordance with the rules of PIA ( and previously, the rules of FIMBRA).

14. McCall does not and never offered to sell or dealt in any investments (as defined in the FSA) as principle and has only carried on business as an intermediary.

15. McCall has no unsatisfied liability in respect of the claw back of commissions and has complied in all respects at all times with the commission arrangements stipulated by the providers of investment products which it has recommended to and sold to its clients.

16. Neither the Company nor any subsidiary or subsidiary undertaking (each as defined in the Companies Act 1985 as amended) has any liability, whether actual or contingent, in respect of McCall and, without prejudice, to the generality of the foregoing;

         (a) none of such companies has given any guarantee, security, indemnity or collateral with regard to or for the benefit of McCall; and
         (b) none of such companies has entered into any arrangement in the nature of a partnership, consortium, joint venture or similar with McCall; and
         (c) none of such companies is a part of any group with McCall for purposes of any taxation.




16       THE PROPERTIES

16.1 The Properties comprise all the freehold and leasehold properties owned by the Company or occupied by it under licence or in which the Company has any other interest

16.2     The Company has a good marketable title to each of the Properties

16.3 The information contained in Schedule 3 as to the tenure of each of the Properties the principal terms of the leases or licences held by the Company and the principal terms of the tenancies or licences subject to which the Properties are held is true and accurate in all respects

16.4 Each of the Properties and their title deeds are free from any mortgage charge rent charge lien encumbrance or other third party right whether in the nature of security or otherwise

16.5 There is no option or agreement for sale mortgage charge (whether specific or floating) lien lease agreement for lease condition restrictive covenant or any other encumbrance in respect of the Properties or any part of them (except as set out in Schedule 3) and the Properties are not subject to the payment of any outgoings (except the usual rents rates and taxes) nor are there any persons in unlawful possession or occupation of or who have or claim any rights or easements of any kind in respect of the Properties or any part of them adverse to the estate interest right or title of the Company other than the Landlords or superior Landlords of the Properties

16.6     The Company in whom title is vested:

         16.6:1 has paid all rent insurance service charges and other outgoings that are due to date in respect of the leasehold Properties and
         16.6:2 has received no notice of any breach of conditions agreements statutory requirements planning consents by laws orders and regulations effecting the Properties

16.7 No notices have been received by the Company in respect of the state of repair and condition of the Properties

16.8 In respect of all buildings comprised in the Properties to which any enactment regulation or order relating to protection against or means of escape from fire applies the Company has received no notice to the effect that any requirements of such enactment regulation or order have not been complied with to the satisfaction of the district surveyor and other appropriate officer and no order prohibiting the occupation of a building or part of it has been made under such enactment regulation or order and issue of such notices or orders has been intimated to the Company

16.9 Since the Accounting Date the Company has not acquired or disposed of any land or buildings or any estate interest right or title in any land or buildings

16.10 The Company has at all times complied with the Factories Act 1961 the Public Health Acts 1875 to 1961 the Offices Shops and Railway Premises Act 1963 the Control of Pollution Act 1974 and the Health and Safety at Work etc Act 1974

16.12 The Company has not at any time assigned or otherwise disposed any leasehold property of which it was first or subsequent lessee

16.13 All capital allowances rating relief's and other benefits received by the Company in i respect of the Properties were granted pursuant to a proper and valid claim and leave no scope for demand for recovery from the Company


17       YEAR 2000 COMPLIANCE

17.1 To the best of the Warrantors knowledge the Company has met all the requirements of the year 2000 Programme of the Society of Lloyds


18       TAXATION

18.1     General
         18.1.1 All returns computations and payments which should be or should have made by the Company for any fiscal purpose have been prepared on a proper basis and submitted within the prescribed time limits and are up-to-date and correct and none of them is now the subject or likely to be the subject of any dispute Inland Revenue and will not give rise to any disallowance of relief deduction or credit or any assessment (including any claim by the Inland for any penalty interest surcharge or fine) and no taxation authority has or indicated to the Company or the Warrantors that it intends to investigate the tax affairs of the Company
         18.1:2 All Taxation liabilities of the Company including contingent and deferred liabilities as at the Accounting Date are fully provided for in the Audited Accounts
         18.1:3 The books and records of the Company are up-to-date and contain sufficient detail in appropriate form to enable the Taxation liability of the Company to be established and to determine the Tax consequences which would arise on any disposal or realisation of any asset owned at the Accounting Date or acquired since that date but before the date of this Agreement

         18.1.4 No event has occurred which will result in the Company becoming liable to pay or to bear any Taxation which is primarily or directly chargeable against or attributable to any person firm or company other than the Company
         18.1:5 The execution or completion of this agreement will not result in any profit or gain being deemed to accrue to the Company for Taxation purposes. As at the Accounting Date the Company had available for setting off against future income profits or gains relief's aggregating in total as detailed in the Disclosure Letter against the name of the Company or the amount notified to the purchaser in writing prior to the date of this agreement
         18.1:6 All rents interest annual payments and other sums of an income nature or in respect of the 3 years ending on the Accounting Date or payable by the Company or which the Company is under an obligation to pay in the future and wholly allowable as deductions or charges in computing profits for the purposes of corporation tax
         18.1:7 The Company has not made any payment to or provided any benefit for any officer or employee during the 3 years ended on the Accounting Date which is not allowable as a deduction in calculating the profits of the Company for Taxation purposes in the accounting period in which it was paid
         18.1:8 Since the Accounting Date the Company has not been involved in any transaction which has given or may give rise to a liability to Taxation on the Company (or would have given or might give rise to such a liability but for the availability of any relief allowance deduction or credit) other than corporation tax on normal trading income of the Company (and not chargeable gains or deemed income) arising from transactions entered into in the ordinary course of business
         18.1:9 Since the date of the last accounts which have, been agreed with the Inland Revenue the Company has not been engaged in any transaction or arrangement in respect of which there may be substituted for the consideration given or received by the Company a different consideration for Taxation purposes
         18.1:10 The Company has not during the 3 years ending on the Accounting Date made any claim under:
         18.1:10.1 ICTA 1988 Section 242 (set-off of losses etc against surplus franked investment income) or
         18.1:10.2 ICTA 1988 Section 584 (relief for unremittable overseas income)

18.2     PAYE and other withholding tax

         18.2:1 All income tax under the PAYE system and payments due in respect of employees contributions to National Insurance have been deducted from all payments made or treated as made by the Company and (together with any employer' contribution) have been duly paid by the Company to the Inland Revenue in the appropriate manner and the Company has complied with all its reporting obligations in connection with the benefits provided for employees and directors of the Company.
         18.2:2 All payments by the Company which ought to have been made under deduction of Tax have been so made and the Company has (if required by law to do so) accounted to the Inland Revenue for the Tax so deducted including in particular any under the tax deduction scheme contained in ICTA 1988 Part XIII Chapter IV (sub-contractors in the construction industry)

18.3     FINANCING
         18.3.1 The Company has not at any time after 5 April 1965 repaid or agreed to repay or redeemed or agreed to redeem or purchased or agreed to purchase any shares of any class of its issued share capital

         18.3.2 The Company has not at any time after 5 April 1965 capitalised or agreed to capitalise in the form of shares or debentures any profits or reserves of any class or description or passed or agreed to pass any resolution to do so
         18.3.3 No securities (within the meaning of ICTA 1988 Section 254(1)) issued by the Company and remaining in issue at the date of this agreement were issued in circumstances such that the interest payable on them falls to be treated as a distribution under ICTA 1988 Section 209(2)(d) and (e)
         18.3:4 The Company has not made or received any distribution which is an exempt distribution within ICTA 1988 Sections 213-218 (demergers
         18.3.5 The Company has not received any capital distribution to which the provisions of ICTA 1988 Section 346 (capital distribution of chargeable gains recovery of from shareholders) could apply
         18.3:6 The Company has not issued any shares to which the provisions of ICTA Sections 249-251and 254 (scrip dividends) could apply nor does the own any such shares
         18.3.7 The Company has not since the Accounting Date made any payment which will be treated as a distribution for Taxation purposes

18.4     GROUPS
                  The Disclosure Letter contains particulars of elections made by the Company under ICTA 1988 Section 247 (group dividends and interest) all such elections are now in force or The Company has not made or to make any elections under ICTA 1988
                  Section 247 (group dividends and the Company has not paid any dividend without paying Advance Corporation Tax or made any payment without deduction of income tax in the specified in
                  Section 247(4) of that Act
         18.4:2 The Disclosure Letter contains particulars of all arrangements and agreements relating to group relief (as defined by ICTA 1988 Section 402) to which the Company is or has been or becomes before Completion a party :
         18.4:2.1 all claims by the Company for group relief were when made and are now valid and have been or will be allowed by way of relief from, corporation tax
         18.4:2.2 the Company has not made nor is liable to make nor will before Completion become liable to make any payments under any such arrangement or agreement save in consideration for the surrender of group relief allowable to the Company by way of relief from tax and
         18.4:2.3 the Company has received all payments due to it under any such arrangement for surrender of group relief made by it.

18.4:3 The Warrantors have disclosed to the purchaser in writing prior to the date of this agreement particulars of all arrangements and agreements to which the Company is or has been or will before Completion become a party relating to the surrender of advance corporation tax made or received by the Company under ICTA 1988 Section 240 and:

18.4:3.1 the Company has not paid nor is liable to pay for the benefit of any Advance Corporation Tax save in consideration for such surrender has been or will be set-off against the Company's liability to corporation tax and

18.4:3.2 the Company has received all payments due to it under any such arrangement or agreement for all surrenders of advance corporation tax made by it or the Company has neither made nor received nor purported to make or receive any surrender of the benefit of advance corporation tax under ICTA 1988 Section

18.4.4   No shares owned by the Company are held as trading stock

18.5     Close company provisions
         The Company, is not nor has it been in respect of any accounting period ended within the 6 years prior to the Accounting Date a close company within the meaning of ICTA 1988 Section 414

18.6     Capital gains tax
18.6:1 If each of the capital assets of the Company were disposed of for a consideration equal to the book value of that asset in or adopted for the purpose of the Audited Accounts no liability to corporation tax on chargeable gains would arise by reason of any such disposal

18.6.2 Full details of all assets currently owned by the Company in relation to which any charge to Tax might at any time within the next 6 years arise under TWA 1992 Sections 178-181 (company ceasing to be member of a group): 17.6:2.1 on the sale of the Company pursuant to this agreement or 17.62.2 on the sale of any company which is at the date of this agreement a subsidiary of the Company are or have (together with the current allowable expenditure in relation to each of such assets)

18.6:3 The Company does not own any shares or securities acquired as a 'new holding' under the provisions of TCGA 1992 Sections 126-130 as extended by TCGA 1992 Sections 132, 135 and 136

18.6.4 The Company has not made any such election as is referred to in TCGA 1992 Section 35 (5) (31st March 1982 rebasing) regulations made or imposed under it and any other statutes or other provisions relating to VAT

18.6.5 The Company has not engaged in any transactions which may hereafter result in an adjustment being made under the TCGA 1992 Sections 29,30,31,32,33, or 34 of the consideration received on any future disposal (value shifting)

18.6.6 On any Disposal by the Company of any Shares any of its Subsidiaries the relevant allowable base cost for capital gains purposes will not be reduced by virtue of TCGA 1992 Sections 182-184 (removal or restriction of indexation allowance in certain circumstances)


18.6.7 The Company has not made a claim or election under any of the following:
18.6.7.1 TCGA 1992 Section 279 (Foreign assets delayed remittance) 23 (capital sums compensation and insurance money) 24 (assets lost or destroyed or whose value becomes negligible) or 48 (consideration due after time of disposal)
18.6.7.2 TCGA 1992 Section 242 (small part disposals) 243 (disposal of authority with compulsory purchase powers)244 ( part disposal consideration exceeding allowable expenditure) 247 (roll-over on compulsory acquisition) 152 or 153 ( roll - over on replacement of business assets) or 161 (3) (appropriation to trading stock) nor has any claim under those sections been made by any other Company so as to affect the base cost of any of the Company's assets for the purpose of calculating changeable gains
18.6.8   The Company is not entitled to any capital loss to which TCGA 1992
         Section 18(3) applies (transactions between connected persons)
18.6.9 The Company has not acquired benefits under any policy of assurance otherwise than as original beneficial owner.
18.6.10 No gain chargeable corporation tax will accrue to the Company on the disposal of any debt owing to the Company.


18.7     CAPITAL ALLOWANCES

18.7.1 The book value of each of the assets of the Company in or adopted for the purpose of the Audited Accounts does not exceed the written down value of such asset for the purposes of the CAA 1990
18.7.1.1 No restrictions under the CAA 1990 Sections 5,75, and 76 are applicable. No balancing charge pursuant to the CAA 1990 Sections 24 and 34-36 or otherwise will be made on the Company on any disposal of any or all such assets for a consideration equal to or less than the value of such asset or assets in the Audited Accounts.
18.7.1.2 No transaction has been entered into by virtue of which the CAA 1990 Sections 75 or 157 is applicable
18.7.2 None of the assets for which a capital allowance has been or is capable of being made to the Company has been disposed of or ceased to be used for the purpose of its trade since the Accounting Date
18.7.3 None of the Assets expenditure on which has qualified for a capital allowance under the CAA 1990 Part I Chapters I or II (industrial buildings) has at any time since such expenditure was incurred been used otherwise than as an industrial building or structure as defined in the CAA 1999 Section 18.


18.8     VALUE ADDED TAX

18.8.1 For the purposes of this paragraph 'the VAT legislation' means VATA 1983 and all regulations made or imposed under it and any other statutes or other provisions relating to VAT.
18.8.2 The Company is registered as a taxable person for the purposes of the VAT legislation
18.8.3 The Company has complied in all respects with the VAT legislation and has made and maintained full complete correct and up-to-date records invoices and other documents appropriate or requisite for the purposes of such legislation
18.8.4 The Company is not in arrears with any payment or returns due under the VAT legislation and has not in the past 3 years been in default in respect of any accounting period as the terms 'default' and 'accounting period' are used in the Finance Act 1985 Section 19(1) (the default surcharge) nor has it received any warning within Section 21 (1A) of that Act
18.8.5 The Company is not liable to any abnormal or non-routine payment of VAT or to any forfeiture or penalty or to the operation of any penal provision and has not been required by the Commissioners of Customs & Excise to give security
18:8.6 The Company is not treated as a member of a group of companies for VAT purposes or All transactions by and between members of the Company's Group have been made in accordance with a valid VAT group election and the Company will not be required to make good any default by any other member of such Group in relation to VAT

18.8:7 The Company is not and will not become liable for VAT by virtue of VAT ACT 1983 Section 32 (agent manager or factor or factor of any person who is not resident in the United Kingdom)
18.8.8 The Company has not been partially exempt for any VAT accounting period at any time in the 5 years prior to Completion and will not in respect of supplies invoiced to it prior to Completion be denied credit for any input tax
18.8.9 Neither the Company nor any company of which the Company is a relevant associate within the meaning of VATA 1983 Schedule 6A Paragraph 3(8) (election to waive exemption) has elected to waive exemption under Paragraph 2 of that Schedule in relation to any land and any such elections have effect
18.8.10 No notice has been received by the Company and the Company is not aware of anything which indicates that the grant to the Company of any interest in or right over land or of any licence to occupy land is and will continue to be other than an exempt supply
18.8:11 The Company owns no assets which are treated as capital items the input tax on which may be subject to adjustment in accordance with the VAT capital goods scheme
18.8.12 The Company has not during the last 10 years acquired any assets in circumstances described in VATA 1983 Section 29A(1) (transfer of business as a going concern)

18.9     STAMP DUTY
         All documents in the possession or under the control of the Company to which it has been a party and which attract stamp duty or stamp duty reserve tax have been properly stamped. No documents are presently subject to adjudication of claims for exemption or relief and there are no circumstances which may result in the Company becoming liable for any interest or penalties

18.10     ANTI-AVOIDANCE

18.10.1 All particulars furnished to the Inland Revenue and its response in connection with any application for any consent or clearance on behalf of the Company under any of the following provisions:
          TCGA 1992 Section 139 (company reconstruction transfer of a
          TCGA 1992 Sections 135 and 136 (company re constructions)
          ICTA 1988 Sections 703-709 (transactions in securities) and
          ICTA 1988 Section 776 (transactions in land)
18.10.1.1 are included in the Disclosure Letter or have been disclosed to the Purchaser in writing prior to the date of this agreement
18.10:1.2 fully and accurately disclosed all facts and circumstances material the decision of the Inland Revenue and:
18.10.2:1 any such consent or clearance as was given is valid and effective and 18.10.2:2 any transaction for which such consent or clearance, has previously been obtained has been carried into effect (if at all) only in accordance with the terms of, the relevant application and consent or clearance
18.10:3. The Company has not in the 6 years preceding the date of this agreement been a party to any transaction in respect of which the Company its officers directors or advisers considered that there was a risk that the Company could be liable to Taxation:
18.10.3.1 under the provisions of ICTA 1988 Part XVII (anti-avoidance) or
18.10 3.2 as a result of the principles enunciated by the House of Lords in Furniss (Inspector of Taxes) v Dawson and concluded that such a risk was too remote to make provision for it in the relevant accounts of the Company
18.10:4 The Company has not been a party to or otherwise involved in any transaction scheme or arrangement to which any of the following provisions could apply:
18.10:4.1 ICTA 1988 Sections 116 (partnerships involving companies) 395 (leasing contracts and company re constructions) 404 (group relief dual resident companies) and 410 (group relief 'arrangements')
18.10:4.2 ICTA 1988 Section 240(11) (ACT surrender 'arrangements') and
18.10.4.3 ICTA 1988 Section 399 (dealings in commodity futures)
18.10.5 The Company has not without the prior consent of H Treasury caused permitted or entered into any of the transactions specified in ICTA 1988 Section 765 (migration etc of companies)
18.10:6 The Company does not have and never has had any interest in a controlled foreign company as defined in ICTA 1988 Section 747


18.11     INHERITANCE TAX

18.11:1 The Company has made no transfer of value within the 1HTA 1984 Sections 94 or 99

18.11:2 No person has the power under the 1HTA 1984 Section 212 to raise any capital transfer tax or inheritance tax by the sale of or charge over any of the Company's assets
18.11:3 There is no unsatisfied liability to capital transfer tax or inheritance tax attached or attributable to the assets of the Company or the shares of the Company and neither the assets nor the Shares are subject to any Inland Revenue charge as is mentioned in the 1HTA 1984
         Section 237

19       WARRANTORS INTERESTS

19.1 No Warrantor or Associate or person connected with any Warrantor has any interest (direct or indirect) in any other company or business which competes or has competed or is in the future likely to compete or has a close trading relationship with any business now carried on by the Company or intends to acquire any such interest
19.2 No indebtedness (actual or contingent) and no contract or arrangement is outstanding between the Company and any Warrantor or director of the Company or any person connected with any Warrantor or such director or in which any Warrantor or director or persons connected with them are or may be interested (directly or indirectly)
19.3 No person is entitled to receive from the Company any finder's fees brokerage or other commission in connection with the sale and purchase of the Shares under this agreement
19.4 There is not now outstanding and there has not at any time during the past 3 years been outstanding any contract or arrangement to which the Company is a party and in which any Warrantor or any director of the Company is or has been interested whether directly or indirectly
19.5 The Company is not a party to nor has its profits or financial position during the past 3 years been affected by any contract or arrangement which was not of an entirely arm's length nature


20       GOOD STANDING

20.1 No receiver administrative receiver or administrator has been appointed nor any notice given petition presented or order made for the appointment of any such person over the whole or any part of the assets or undertaking of the Company or any of the Warrantors
20.2 No petition has been presented no order has been made and no resolution has been passed for the winding up of the Company or for the appointment of a liquidator or provisional liquidator of the Company
20.3 No voluntary arrangement has been proposed or is in force under the Insolvency Act 1986 Section 1 in respect of the Company
20.4 The Company has not stopped payment nor is it insolvent or unable to pay its debts as and when they fall due
20.5 No unsatisfied judgement is outstanding against the Company and no demand has 19.5 been served on the Company under the Insolvency Act 1986 Section 123(1) (a) 1986 No distress execution or other process has been levied in respect of the Company which remains undischarged nor is there any unfulfilled or unsatisfied judgement or court order outstanding against the Company
20.6 No address execution or other process has been levied in respect of the Company which remains undischarged nor is there any unfulfilled or unsatisfied judgement or court order outstanding against the Company.
20.7 There are not pending or in existence any investigations or inquiries by or on behalf of any governmental or other body in respect of the affairs of the Company
20.8 None of the activities or contracts or rights of the Company is materially ultra vires unauthorised invalid or unenforceable or in breach of any contract or covenant
20.9 The Company has at all times carried on business and conducted its affairs in all material respects in accordance with its memorandum and articles of association for the time being in force and any other documents to which it is or has been a party
20.10 The Company is empowered and duly qualified to carry on business in all jurisdictions in which it now carries on business


21       MISCELLANEOUS

21.1 The Company does not carry on or have a place of business at any branch or other location (whether in the United Kingdom or elsewhere)other than at or from the Properties either the Trifoliate Ltd
21.2 All title deeds and arrangements to which the Company is a party and any other documents in the enforcement of which the Company is interested have been duly stamped and all such deeds and documents owned by or which ought to be in the possession of the Company are in the possession of the Company

21.3 All information or documents concerning the Company supplied in writing to the Subscriber in response to the Subscriber's or its adviser's questionnaires dated 24th February 1999, 11th March 1999 and two on the 17th March 1999 comprising the Company's letters of the 1st March 1999, 12th March 1999 and two letters of the 18th March 1999, 29th March 1999 and 12th April 1999 plus attachments and the folders marked IMHL Due Diligence volumes I,II,III, IV annexed to this Agreement was when given true and accurate in all material respects and insofar as they consisted of opinion expressed were given in good faith

21.4 The Vendors have not procured or permitted any act or omission prior to completion which would render untrue or inaccurate as at Completion the Disclosure Letter or any Warranties.
21.5 There are fully and accurately disclosed in the Disclosure Letter all matters which:
21.5.1 are necessary to qualify the statements set out in the schedule in order for such statements when so qualified to be fair accurate and not misleading
21.5.2 Which might materially and adversely affect the future value of the share
21.5.3 Which would otherwise materially affect the decision of a Subscriber to subscribe the Shares on the terms of this agreement.

21.6 References in the preceding paragraphs of this schedule to the Company shall be construed as a reference to the Company and each group Company to the intent that each of the foregoing paragraphs of this schedule shall have effect as if in relation to each Group Company the respective name of that group Company was substituted for reference to 'the Company.





Executed as a Deed by
Alterproof Limited acting by its
Director and Secretary ( or two Directors)           /s/ Edward Marcus Rennick
                                                         -----------------------


                                                     /s/ Terence Roger Hewett
                                                         -----------------------



Signed as a Deed by Terence Roger Hewett             /s/ Terence Roger Hewett
in the presence of                                       -----------------------


                                                     /s/ John Bignall, Solicitor
                                                         -----------------------



Signed as a Deed by Edward Marcus Rennick            /s/ Edward Marcus Rennick
in the presence of                                       -----------------------


                                                     /s/ John Bignall, Solicitor
                                                         -----------------------


Executed as a Deed by  Burlington Chamber            /s/ Keith D. Beekmeyer
and James Limted                                         -----------------------
Acting by its Director and Secretary
(or two Directors)

                                                     /s/ Anil K. Mahan
                                                         -----------------------